Exhibit 10.14

GREAT HILLS PLAZA

OFFICE BUILDING LEASE

DATED THE 2ND DAY OF SEPTEMBER, 2005

BETWEEN

M&S GREAT HILLS PLAZA L.P.,

AS LANDLORD,

AND

E2OPEN, INC.,

AS TENANT

GREAT HILLS PLAZA

OFFICE BUILDING LEASE

BASIC LEASE INFORMATION

1.	Date:	September 2, 2005

2.	Landlord:	M&S Great Hills Plaza L.P., a California limited partnership

3.	Tenant:	E2Open. Inc., a Delaware corporation

4.	Property:	The real property legally described on Exhibit B attached hereto, commonly known as “Great Hills Plaza”

5.	Building:	That certain office building which is known as 9600 Great Hills Trail, Austin, Texas 78759 located on the Property

6.	Premises:	11,684 rentable square feet located on the third (3rd) floor of the Building, designated as Suite No. 300E. as outlined on the floor plan attached hereto as Exhibit A.

7.	Initial Term:	Thirty-six (36) months

8.	Commencement Date:	September 15, 2005

9.	Expiration Date:	September 30, 2008

10.	Base Rental Rate:

	Months	Annual Base Rental Rate

	1 - 6	$6.00 per rentable square foot NNN
	7 - 12	$ 12.00 per rentable square foot NNN
	13 - 24	$ 12.50 per rentable square foot NNN
	25 - 36	$ 13.00 per rentable square foot NNN

11.	Base Rent:

	Months	Monthly Base Rent

	1 - 6	$5,842
	7 - 12	$11,684
	13 - 24	$12,171
	25 - 36	$12,658

12.	(Intentionally Omitted)

13.	(Intentionally Omitted)

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14.	Tenant’s Operating Expenses:	The ratio which the rentable area of the Premises bears to the rentable area of the Building, which is agreed to be 8.63% (11,684/135,333)

14.	Maximum Improvement Cost:	Not Applicable

15.	Space Plan Deadline:	Not Applicable

16.	Working Drawing Deadline:	Not Applicable

17.	Landlord’s Broker:	CB Richard Ellis, Inc.

18.	Tenant’s Broker:	None

19.	Parking Passes:	Forty-One (41) unreserved parking passes (the “Parking Passes”) for unassigned parking spaces located in the parking lot for the Building.

20.	Current Parking Pass Fee:	Parking Passes are at no charge to Tenant during the Initial Term. Parking Passes shall be at prevailing rate during any extension term.

22.	Reserved Area:	Approximately 11.995 rsf of contiguous space on the third (3rd) floor of the Building, more particularly set forth on the Reserved Area Floor Plan attached hereto as Exhibit G:

23.	Letter of Credit:	$133,800, subject to the terms of Section 45 of the Lease.

(REMAINDER OF PAGE INTENTIONALLY BLANK)

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The foregoing basic lease information (the “Basic Lease Information”) is incorporated in and made a part of the Lease, dated as of the date written above, by and between Landlord and Tenant, to which this Basic Lease Information is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:	M&S GREAT HILLS PLAZA L.P., a California limited partnership

	By:	Maier Siebel Baber, Its Advisor

		By:	/s/ Kenneth A. Baber
		Printed Name:	Kenneth A. Baber
		Its:	President & CEO

By:
Printed Name:
Its:

Date: September 9, 2005

Address:
One Embarcadero Center, Suite 2050 San Francisco. California 94111 Attention: President and CEO

TENANT:	E2OPEN, INC., a Delaware corporation

	By:	/s/ Matthew MacKenzie
Matthew MacKenzie Vice President, General Counsel and Secretary

Address:
1600 Seaport Boulevard 5th Floor Redwood City, California 94063 Attention: Chief Financial Officer and Legal Department

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TABLE OF CONTENTS

(CONTINUED)

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THE GREAT HILLS PLAZA LEASE

THIS LEASE is entered into by and between Landlord and Tenant, as specified in the Basic Lease Information, which is incorporated herein by reference, as of the date shown in Paragraph 1 the Basic Lease Information.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (as defined in Paragraph 6 of the Basic Lease Information) upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is responsible and that this Lease is entered into upon the condition of such performance. Landlord and Tenant agree that the rentable square footage of the Premises is as set forth in Paragraph 6 of the Basic Lease Information.

2. TERM.

a. Initial Term. Except as otherwise provided herein, the term of this Lease shall be the Initial Term as set forth in Paragraph 7 of the Basic Lease Information, commencing on the earlier to occur of (i) Tenant’s commencement of regular business operations in the Premises or (ii) the Commencement Date, and ending as of the Expiration Date, as set forth in Paragraphs 8 and Paragraph 9, respectively, of the Basic Lease Information. The Initial Term, together with any extension term as to which a right has been properly exercised, shall be referred to as the “Term”. Notwithstanding the foregoing, if for any reason the Commencement Date occurs pursuant to the terms of this Lease on a day other than the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be an initial stub period which shall be added to the Initial Term and Tenant shall pay all rent and other charges with respect to such stub period (on a prorated basis as referenced in Section 4.a) at the same rate applicable to the first full calendar month of this Lease. Following such stub period and commencing as of the first day of the first full calendar month following the month in which the Commencement Date occurs. Tenant shall commence the payment of rent and other charges payable hereunder as if the Initial Term had actually commenced on such date. The use of the stub period described above is intended to provide for ease of administration and calculation of all amounts owed hereunder, since all rental adjustments will be determined as of the first day of a calendar month and the Term of the Lease will end as of the last day of a calendar month (unless earlier terminated pursuant to the terms hereof).

b. Delivery of Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date in its “AS-IS” condition. Following the Commencement Date. Landlord shall demise the Premises from the remainder of the third (3rd) floor of the Building pursuant to the terms and conditions set for in Section 32 of this Lease. Tenant acknowledges and agrees that Tenant’s rights under this Lease shall be limited to the Premises and Tenant shall have no rights whatsoever to the remainder of the third (3rd) floor of the Premises. Tenant recognizes that some furniture from the prior tenant may be in portions of the Expansion Space upon the Commencement of the Lease. Tenant agrees to cooperate with Landlord as the prior tenant moves items out of the Expansion Space. Landlord will notify Tenant of the time of moves so Tenant may at its option have personal in the Premises available to safeguard Tenant’s property and equipment.

3. ACCEPTANCE OF PREMISES. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises, except as specifically set forth in Section 31 of this Lease. Landlord or Landlord’s agents have made no representations or promises with respect to the Building (as defined in Paragraph 5 of the Basic Lease Information), the Premises or

this Lease except as expressly set forth herein. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS IS” and that the Premises and the Building are suited for the use intended by Tenant and were in good and satisfactory condition at the time such possession was taken. Tenant represents and warrants to Landlord that (a) its sole intended use of the Premises is for general office use which has no special requirements, including but not limited to, special security requirements, (b) it does not intend to use the Premises for any other purpose, and (c) prior to executing this Lease it has made such investigations as it deems appropriate with respect to the suitability of the Premises for its intended use and has determined that the Premises are suitable for such intended use.

4. BASE RENT.

a. Base Rent Payments. Tenant agrees to pay Landlord each month, as base monthly rent, the Base Rent as set forth in Paragraph 11 of the Basic Lease Information. Each monthly installment of Base Rent shall be payable in advance on the first day of each calendar month during the Term, except that the first month’s installment shall be paid upon the execution hereof. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the months in which this Lease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Lease is in effect during such month bears to the total number of days in such month, and such partial month’s installment shall be paid no later than the commencement of the subject month. In addition to the Base Rent, Tenant agrees to pay as additional rent the amount of additional rent and rent adjustments and other charges required by this Lease. All rent shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated on the signature page of the Basic Lease Information or to such other person or at such other place as Landlord may from time to time designate in writing. Except as otherwise provided in this Lease, in the event of a remeasurement or adjustment of the area of the Premises, the Base Rent shall be recalculated using the Base Rental Rate referenced in Paragraph 10 of the Basic Lease Information.

b. Late Charge. If Tenant fails to pay any installment of Base Rent, additional rent or other charges within five (5) days after the same are due, or fails to make any other payment for which Tenant is obligated under this Lease, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount so payable. Tenant acknowledges that late payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Landlord as a result of such late payment. Such late charge shall not be deemed a consent by Landlord to any late payment, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled hereunder. In addition, all amounts payable by Tenant to Landlord hereunder, exclusive of the late charge described above, if not paid within five (5) days after such amounts are due, shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum, or the maximum amount permitted by law (whichever is less).

5. ADDITIONAL RENT. This Lease is a net lease and Base Rent does not include any costs or expenses associated with the management, operation, maintenance or repair of the Property. Accordingly, in addition to the Base Rent provided in Section 4 of this Lease, Tenant shall pay Tenant’s Proportionate Share as specified in Paragraph 14.b of the Basic Lease Information, of Actual Operating Costs for each Operating Year. Tenant’s Proportionate Share of the Building may change based on remeasurement or adjustment of the area of the Building or the Premises. In addition, whenever additional space is added to the Premises, Tenant’s Proportionate Share of the Building shall increase accordingly. Notwithstanding the foregoing and so long as an Event of Default does not occur under this

Lease, Tenant will only be required to pay one-half (1/2) of the Actual Operating Costs otherwise due and payable by Tenant during the first six (6) months of the Lease Term.

a. Estimated Operating Costs. After the close of each Operating Year during the Term, Landlord shall furnish Tenant a written statement of the “Estimated Operating Costs” for such Operating Year, and a corresponding calculation of additional rent, which shall be one-twelfth (1/12) of Tenant’ Proportionate Share of such estimated amount. Such additional amount shall be added to the monthly installment of Base Rent payable by Tenant under this Lease for each month during such Operating Year.

b. Actual Operating Costs. After the close of each Operating Year during the Term, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Costs during the preceding Operating Year. If such costs for any Operating Year exceed the Estimated Operating Costs paid by Tenant to Landlord pursuant to Section 5.a, Tenant shall pay the amount of such excess to Landlord as additional rent within thirty (30) days after receipt by Tenant of such statement. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 5.a, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or credited by Landlord to the payment of rent next due.

c. Determinations. The determination of Actual Operating Costs and Estimated Operating Costs shall be made by Landlord. Any payments pursuant to this Section 5 shall be additional rent payable by Tenant hereunder, and in the event of nonpayment thereof, Landlord shall have the same rights with respect to such nonpayment as it has with respect to any other nonpayment of rent hereunder.

d. End of Term. If this Lease shall terminate on a day other than the last day of an Operating Year, the amount of any adjustment between Estimated Operating Costs and Actual Operating Costs with respect to the Operating Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Operating Year, to and including such termination date, bears to three hundred sixty-five (365); and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery of the statement of Actual Operating Costs with respect to such Operating Year.

e. Definitions. The following terms shall have the respective meanings hereinafter specified:

(1) Intentionally Omitted.

(2) “Operating Year” shall mean a calendar year commencing January 1 and ending December 31.

(3) “Operating Costs” shall mean all expenses paid or incurred by Landlord for maintaining, owning, operating and repairing the Property (as defined in Paragraph 4 of the Basic Lease Information) and the Building, and the personal property used in conjunction therewith, including, but not limited to expenses incurred or paid for: Property Taxes (as hereinafter defined); utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating; permits, licenses and certificates necessary to operate, manage and lease the Property; insurance Landlord deems appropriate to carry or is required to carry by any mortgagee under any mortgage encumbering the Building or any portion thereof or interest therein or encumbering any of Landlord’s or a property manager’s personal property used in the operation of the Building; supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; accounting, legal, inspection, consulting, concierge and other services; equipment rental (or installment equipment purchase or equipment financing agreements); management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts); wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development or similar arrangement; operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks, parking facilities and building walls; replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and replacement of shrubs, trees, grass, sod and other landscape items, irrigation systems, drainage facilities, fences, curbs, and walkways; re-paving and re-striping parking facilities; and roof repairs and replacement. Notwithstanding the foregoing, Operating Costs shall not include:

(i) depreciation, interest and amortization on mortgages or other debt costs or ground lease payments, if any;

(ii) legal fees in connection with leasing, tenant disputes or enforcement of leases;

(iii) real estate brokers’ leasing commissions;

(iv) improvements or alterations to tenant spaces;

(v) the cost of providing any service directly to and paid directly by, any tenant;

(vi) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances (defined in Section 7.b) in our about the Building that was not brought to the Building by Tenant or its agents, employees or contractors, and which is not the result of any violation by Tenant of the terms of Section 7;

(vii) any costs or expenses allocable to any period of time prior to the Commencement Date or following the expiration or sooner termination of this Lease (except to the extent early termination is due to a breach of this Lease by Tenant);

(viii) any costs or expenses incurred for the sole benefit of any (A) third person other than Tenant or (B) portion of the Property excluding the Premises;

(ix) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Costs in the year in which received); and

(x) capital expenditures except those capital expenditures made primarily to reduce Operating Costs, to implement security measures at the Property, or to comply with any laws or other governmental requirements, or for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition, which capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, or (ii) three (3) years.

(4) “Estimated Operating Costs” shall mean Landlord’s estimate of Operating Costs for the following Operating Year, adjusted as if ninety-five percent (95%) of the total rentable area of the Building had been occupied for the entire Operating Year.

(5) “Actual Operating Costs” shall mean the actual Operating Costs for any Operating Year, adjusted as if ninety-five percent (95%) of the total rentable area of the Building had been occupied for the entire Operating Year. Actual Operating Costs shall not include costs which are unusually high due to extraordinary circumstances such as embargoes, boycotts, unusual security expenditures, insurance surcharges or unusually high premiums or utility rate increases due to shorter term events or circumstances.

(6) “Property Taxes” shall mean all real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the Property (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of such taxes; any non-progressive tax on or measured by gross rents received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building and the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including the reasonable cost of attorneys or experts, incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less any tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, estate or inheritance taxes.

6. EXISTING SECURITY DEPOSIT. In connection with the Existing Lease (as hereinafter defined in Section 44) Landlord is currently holding a security deposit in the amount of $35.550 (the “Existing Security Deposit”). The Existing Security Deposit shall continue to be held by Landlord pursuant to the terms and conditions of Section 6 of the Existing Lease, until such time that the Existing Security Deposit is returned to Tenant, pursuant to the terms and conditions of this Section 6. Within ten (10) business days of Landlord’s receipt of the LC (as described in Section 45 hereof), Landlord shall return the Existing Security Deposit to Tenant.

7. USES; HAZARDOUS SUBSTANCES.

a. Use. Tenant agrees that it will continuously during the Term use the Premises for general office purposes, and for no other business or purpose. Tenant, at its sole cost and expense, shall promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq. and any governmental regulations relating thereto, including any required alterations for purposes of “public accommodations” under such statute. Tenant shall not use or permit the Premises to be used in any manner nor do any act which would increase the existing rate of insurance on the Building or cause the cancellation of any insurance policy covering the Building, nor shall Tenant permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy, unless Tenant obtains an endorsement to the policy allowing such activity. Tenant shall not during the Term (i) commit or allow to be committed any waste upon the Premises, or any public or private nuisance in or around the Building or the Property, (ii) allow any sale by auction upon the Premises, (iii) place any loads upon the floor, walls, or ceiling of the Premises which endanger the Building, (iv) use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or in any manner damage the Building, (v) place any harmful liquids in the drainage system or in the soils surrounding the Building, or (vi) disturb or unreasonably interfere with other tenants of the Building. If any of Tenant’s office machines or equipment disturbs the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance, all at Tenant’s sole cost and expense.

b. Hazardous Materials. Tenant shall not generate, use, manufacture, keep, store, refine, release, discharge or dispose of any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant by any federal, state or local law, ordinance, rule or regulation now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety or industrial hygiene or environmental conditions or pollution or contamination, including the Comprehensive Environmental Response. Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., including, without limitation. PCBs, petroleum products, asbestos and asbestos-containing materials (collectively, “Hazardous Substances”), on, under or near the Premises or the Building, except that Tenant may use Hazardous Substances on the Premises that are incidental to general office use, such as photocopier toner, provided such use is in compliance with laws and prudent business practices. Tenant shall not cause or permit any waste material or refuse to be dumped upon or remain upon any part of the Property outside the Premises, nor shall Tenant cause or allow any materials, supplies, equipment, finished products or semi-finished products or articles of any nature to be stored upon or remain upon the Property outside the Premises. Tenant agrees to indemnify Landlord against and hold Landlord harmless from any and all loss, cost, liability, claim, damage, and expense including, without limitation, reasonable attorneys’ fees and disbursements, incurred in connection with or arising from the generation, use, manufacture, storage, disposal or release of any Hazardous Substances by Tenant or any person claiming through or under Tenant or any contractor, agent, employee, visitor, assign or licensee of Tenant, on or about the Property throughout the Term, provided, however, the foregoing indemnity shall not extend to Hazardous Substances conditions existing at the Building prior to the Commencement Date or Hazardous Substances conditions to the extent caused by or resulting from the actions of Landlord or its agents, employees or contractors. Landlord covenants and agrees that, to the extent it is determined that Hazardous Substances exist at the Property as of the Commencement Date in violation of laws governing Hazardous Substances, and such violation does not arise out of any acts or omissions of Tenant, its agents, employees or contractors. Landlord shall promptly take such action as is necessary to comply with such laws at no cost to Tenant. If, following the Commencement Date, the Property becomes contaminated with Hazardous Substances in violation of laws governing Hazardous Substances, and such violation does not arise out of any acts or omissions of Tenant or the Tenant Parties. Landlord shall promptly take such action as is necessary to comply with such laws, or if the violation of laws governing Hazardous Substances arises out of the acts or negligence of third parties, Landlord shall exercise commercially reasonable efforts to cause such third parties to take such action as is necessary to comply with such laws.

8. MAINTENANCE AND REPAIRS.

a. Landlord’s Obligations. Landlord shall maintain and keep in good repair the foundations, exterior walls, structural portions of the roof and other structural portions of the Building,

and shall maintain the electrical, plumbing, heating and ventilating equipment in the Building, except such portions thereof as may be specially installed for Tenant or otherwise altered by Tenant in connection with Tenant’s work or otherwise: and except that all damage or injury to the Premises, the Building or the equipment and improvements therein caused by any act, neglect, misuse or omission of any duty by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant shall be paid by Tenant. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time (reasonableness shall be determined by the nature and severity of the problem requiring repair) after written notice of the need of such repairs or maintenance is given by Tenant to Landlord. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

b. Tenant’s Obligations. Tenant shall at its expense maintain, repair and replace all portions of the Premises and the equipment or fixtures relating thereto, except to the extent specified in Section 8.a, above, at all times in good condition and repair, all in accordance with the laws of the State of Texas, and all health, fire, police and other ordinances, regulations and directives of governmental agencies having jurisdiction over such matters. Tenant shall replace at Tenant’s sole expense any glass that may be broken in the Premises, and elsewhere in the Building if done through any fault or negligence of Tenant or any agent, employee, contractor, or invitee of Tenant, with glass of the same size, specifications and quality, with signs thereon, if required. At the expiration of the Term, Tenant shall surrender the Premises in good condition, normal wear and tear and damage by fire or other casualty excepted, and will clean all walls, floors, suspended ceilings and carpeting therein.

9. ALTERATIONS.

a. Landlord’s Consent. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises or make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that the Alterations do not affect the Building’s structure, safety, systems or aesthetics or cause the release of Hazardous Substances.

b. Performance of Work. All Alterations shall be made at Tenant’s sole expense and by contractors or mechanics approved by Landlord, shall be made at such times and in such manner as Landlord may from time to time designate, and shall become the property of Landlord without its obligation to pay therefor. All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Building and must be of a type, and the floors and ceilings must be finished in a manner, customary for general office use and other uses common to first-class office buildings in the vicinity. Alterations shall be diligently prosecuted to completion to the end that the Premises shall be at all times a complete unit except during the period necessarily required for such work. All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, and no interior improvements installed in the Premises may be removed unless the same are promptly replaced with interior improvements of the same or better quality. Landlord hereby reserves the right to require any contractor or mechanic working in the Premises to provide lien waivers and liability insurance covering the Alterations to the Premises and to require Tenant to secure, at Tenant’s sole cost and expense, completion and lien indemnity bonds satisfactory to Landlord, and/or to require such other instruments as may be reasonably requested by Landlord. Tenant shall give Landlord ten (10) days written notice prior to the commencement of any Alterations and shall allow Landlord to enter the Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations. All Alterations (including, without limitation, all improvements to the Premises made pursuant to

Section 31 below) shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury, provided that Landlord may require any Alterations to be removed upon termination of this Lease. In such event, all expenses to restore said space to normal building standards shall be borne by Tenant.

c. Landlord’s Expenses; Administrative Fee. Tenant shall pay to Landlord, as additional rent, any reasonable, documented out-of-pocket costs incurred by Landlord in connection with the review, approval and supervision of the Alterations (including, without limitation, any administration or supervision fee that Landlord is required to pay to its building management staff in connection with such and for any additional Building services provided to Tenant or to the Premises in connection with any such alterations, additions or improvements which are beyond the normal services provided to occupants of the Building. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, or Tenant’s design of any work, construction of any work or delay in completion of any work.

10. TENANT’S PROPERTY.

a. Removal Upon Expiration of Lease. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term, subject to the other requirements of this Lease. If Tenant shall fail to remove all of such property from the Premises at the expiration of the Term or within ten (10) days after any earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such property for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said property.

b. Personal Property Taxes. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises or Landlord’s obligations are increased by a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes or obligations based upon Tenant’s personal property or trade fixtures, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall, upon demand, repay to Landlord the taxes or obligations so levied against Landlord, or the portion of such taxes or obligations resulting from such increase in the assessment.

11. ENTRY BY LANDLORD. After reasonable notice (except in emergencies, where no such notice shall be required). Landlord, its authorized agents, contractors and representatives shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord pursuant to the terms hereof shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises.

12. LIENS AND INSOLVENCY. Tenant shall keep the Premises and the Building free from any liens or encumbrances of any kind or nature arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. If Tenant becomes insolvent, makes an assignment for the benefit of creditors, or if legal proceedings are instituted seeking to have Tenant adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, or if this Lease shall, by operation of law or otherwise, pass to any person or persons or entity other than Tenant, Landlord may, at its option, terminate this Lease, which termination shall reserve unto Landlord all of the rights and remedies available under Sections 28 and 30 hereof, and Landlord may accept rent from such trustee, assignee or receiver without waiving or forfeiting said right of termination.

13. INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord harmless from all losses, liabilities, costs, expenses and claims arising from (a) Tenant’s use of the Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, (b) any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, (c) any act, neglect, fault or omission of Tenant or of its agents, employees, invitees or guests and (d) all costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim. Tenant upon written notice from Landlord shall defend the same at Tenant’s expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of and waives all claims against Landlord with respect to damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice to Landlord of such failure. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TENANT ACKNOWLEDGES AND AGREES THAT IT SHALL BE SOLELY RESPONSIBLE FOR PROVIDING ADEQUATE SECURITY FOR ITS PREMISES. AND ITS USE OF THE BUILDING AND THE COMMON AREAS THEREOF. LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT. AND SHALL NOT BE LIABLE TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES. FOR LOSSES DUE TO THEFT, BURGLARY OR OTHER CRIMINAL ACTIVITY, OR FOR DAMAGES OR INJURIES TO PERSONS OR PROPERTY RESULTING FROM PERSONS GAINING ACCESS TO THE PREMISES OR THE BUILDING. AND TENANT HEREBY RELEASES LANDLORD AND ITS AGENTS AND EMPLOYEES FROM ALL LIABILITIES FOR SUCH LOSSES, DAMAGES OR INJURY, REGARDLESS OF THE CAUSE THEREOF. Notwithstanding anything to the contrary in this Section 13 or Section 11 above. Tenant shall not be required to indemnify or release Landlord for bodily injury to persons to the extent any such injury arises out of or results from the gross negligence, willful misconduct or intentional criminal acts of Landlord, its agents, employees or contractors.

14. DAMAGE TO TENANT’S PROPERTY. Notwithstanding anything to the contrary in this Lease. Landlord or its agents shall not be liable for (a) any damage to any property entrusted to employees of the

Building or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Tenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Building. Tenant shall give prompt written notice to Landlord in case of fire or accident in the Premises or in the Building or of defects therein or in the fixtures or equipment.

15. EMINENT DOMAIN.

a. Complete Taking. If the whole of the Property, the Building or the Premises or so much thereof shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose so that a reasonable amount of reconstruction will not result in the Premises being reasonably suitable for Tenant’s continued occupancy (as reasonably determined by Tenant), this Lease and the term and estate hereby granted shall terminate as of the date that possession of the Property, the Building or the Premises is so taken (herein called “Date of the Taking”), and the Base Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date.

b. Partial Taking. If only a part of the Building, the Property or the Premises shall be so taken and the remaining part thereof after reconstruction is reasonably suited for Tenant’s continued occupancy (as reasonably determined by Tenant), this Lease shall be unaffected by such taking, except that Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within sixty (60) days after the Date of the Taking. In such event, this Lease shall terminate on the date that such written notice from the Landlord to Tenant shall be given, and the Base Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date. Upon a partial taking after which this Lease continues in force as to any part of the Premises, the Base Rent and other sums payable hereunder shall be adjusted according to the rentable area remaining.

c. Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award, including any award for the “leasehold bonus value” of this Lease. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment.

d. Waiver. Except as may be otherwise provided herein. Tenant hereby waives and releases any right to terminate this Lease under any law, statute or ordinance now or hereafter in effect relative to eminent domain, condemnation or takings.

16. TENANT’S INSURANCE. Tenant shall, during the entire term of this Lease and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

a. All-Risk Insurance. Standard form property insurance (extended coverage) insuring against the perils of fire, vandalism, malicious mischief, cause of loss-special form (“All-Risk”), sprinkler leakage, earthquake sprinkler leakage and earthquake coverage, provided, however, if Tenant cannot obtain or elects not to obtain earthquake sprinkler leakage or earthquake coverage, Tenant shall be deemed to have fully self-insured such losses and shall not, under any circumstances seek recourse against Landlord or Landlord’s insurance coverage for any loss or damage to Tenant’s property. This insurance policy shall be upon all trade fixtures and other property owned by Tenant, for which Tenant is legally liable and/or that was installed at Tenant’s expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than the full replacement cost thereof. If there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also insure the direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or the Building in the amount as will properly reimburse Tenant for a period of one (1) year following such loss of use or access. Such policy shall name Landlord and any mortgagees of Landlord as additional insured parties, as their respective interests may appear.

b. Liability Insurance. Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall include an Additional Insured — Tenant’s Endorsement, and shall be in the amount of Five Million Dollars ($5,000,000) Combined Single Limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with an Additional Insured — Tenant’s Endorsement, such liability amount to be adjusted from year to year as reasonably required by Landlord. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Section 13 hereof) and shall (i) name Landlord as an additional insured, (ii) contain a cross-liability provision, (iii) contain a provision that “the insurance provided the landlord hereunder shall be primary and noncontributing with any other insurance available to the landlord,” and (iv) include fire legal liability coverage in the amount of One Million Dollars ($1,000,000).

c. Workers’ Compensation Insurance. Workers’ Compensation and Employer’s Liability Insurance (as required by state law).

d. Boiler and Machinery Insurance. If Tenant installs any boiler, pressure object, machinery, fire suppression system, supplemental air conditioning or other mechanical equipment within the Building. Tenant shall also obtain and maintain at Tenant’s expense, boiler and machinery insurance covering loss arising from the use of such equipment.

e. Other Insurance. Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, amounts and for insurance risks against which a prudent tenant would protect itself.

All such policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies qualified to issue insurance in the State of Texas and holding an A.M. Best’s Rating of “A” and a Financial Size Rating of “X” or better, as set forth in the most current issue of Best’s Key Rating Guide. Such insurance shall provide that it is primary insurance, and not excess over or contributory with any other insurance in force for or on behalf of Landlord. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates and endorsements evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent, if Tenant fails to so notify Landlord. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 16, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

17. DAMAGE OR DESTRUCTION. If the Building and/or the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord shall have the following rights and obligations:

a. Repair and Restoration.

(1) If the Building and/or the Premises are damaged or destroyed by any such peril, to the extent the cost to repair exceeds twenty-five percent (25%) of the then full replacement value thereof or the damage thereto is such that the Building and/or the Premises cannot reasonably be repaired, reconstructed and restored within six (6) months from the date of such damage or destruction, Landlord shall, at its sole option, as soon as reasonably possible thereafter, either (i) commence or cause the commencement of the repair, reconstruction and restoration of the Building and/or the Premises and prosecute or cause the same to be prosecuted diligently to completion, in which event this Lease shall remain in full force and effect; or (ii) within sixty (60) days after such damage or destruction, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. If Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such damage or destruction.

(2) If the Building and/or the Premises are partially damaged or destroyed by any such peril, to the extent the cost to repair is twenty-five percent (25%) or less of the then full replacement value thereof, and if the damage thereto is such that the Building and/or the Premises reasonably may be repaired, reconstructed or restored within a period of six (6) months from the date of such damage or destruction, then Landlord shall commence or cause the commencement of and diligently complete or cause the completion of the work of repair, reconstruction and restoration of the Building and/or the Premises and this Lease shall continue in full force and effect.

b. Uninsured Casualties. If damage or destruction of the Building and/or the Premises is due to any cause not covered by collectible insurance carried by Landlord at the time of such damage or destruction, Landlord may elect to terminate this Lease. If the repairing or restoring of the damage is delayed or prevented for longer than six (6) months after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord. Landlord may elect to be relieved of its obligation to make such repairs or restoration and terminate this Lease. Further, Landlord shall not have any obligation to repair, reconstruct or restore the Premises and may terminate this Lease when the damage resulting from any casualty covered under this Section 17 occurs during the last twelve (12) months of the Term to such an extent that more than thirty percent (30%) of the floor area of the Premises is rendered untenantable for a period of more than sixty (60) days.

c. Tenant’s Termination Right. If the work of repair, reconstruction and restoration in connection with damage or destruction of the Building and/or Premises initially affects more than thirty percent (30%) of the floor area of the Premises and shall require a period longer than nine (9) months to complete, then Tenant may elect to terminate this Lease, provided that Tenant shall give written notice to Landlord of its intention within sixty (60) days after the date it is advised of such repair period.

d. Termination of Lease. Upon any termination of this Lease under any of the provisions of this Section 17, Landlord and Tenant shall each be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord or such other date as is mutually agreed upon by Landlord and Tenant except for payments or other obligations which have theretofore accrued and are then unpaid or unperformed.

e. Base Rent Abatement. In the event of repair, reconstruction and restoration by or through Landlord as herein provided, the Base Rent payable under this Lease shall be abated proportionately to the degree to which Tenant’s use of the Premises is materially impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, nor shall Tenant be entitled to any insurance proceeds, including those in excess of the amount required by Landlord for such repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease due to damage or destruction of the Building and/or the Premises except to the extent and upon the conditions expressly stated in this Section 17.

f. Extent of Repair Obligation. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

18. WAIVER OF SUBROGATION. Whether any loss or damage to or within the Building and/or the Premises is due to the negligence of either of the parties hereto, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery, for (a) any loss or damage to the real or personal property of the other located anywhere in the Building and including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by the fire insurance policy, with extended coverage endorsement, in common use in Austin, Texas; (b) loss resulting from business interruption at the Premises, arising out of or incident to the occurrence of any of the perils which are covered by the business interruption insurance policy in common use in Austin, Texas; or (c) any loss or injury to persons which is covered by workers’ compensation and employer’s liability insurance carried by the parties in accordance with state law (and/or required to be carried pursuant to the terms of this Lease). To the extent that such risks under (a), (b) and (c) are, in fact, covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated.

19. ASSIGNMENT OR SUBLETTING.

a. Landlord’s Consent. Without the express prior written consent of Landlord, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge, or otherwise transfer or hypothecate all of its interest in or rights with respect to the Premises (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to the Premises (collectively, “Sublease”).

b. Notice to Landlord. If Tenant desires to enter into an Assignment or a Sublease, Tenant shall give written notice to Landlord of its intention to do so (the “Transfer Notice”), containing (i) the name of the proposed assignee or subtenant (collectively, “Transferee”), (ii) the nature of the proposed Transferee’s business to be carried on in the Premises, (iii) the material terms of the proposed Assignment or Sublease, including, without limitation, the commencement and expiration dates thereof and the rent payable thereunder, (iv) the portion of the Premises proposed to be subleased (the “Transfer Space”).

and (v) the most recent financial statement or other equivalent financial information reasonably available to Tenant concerning the proposed Transferee. Within fifteen (15) days after Landlord’s receipt of the Transfer Notice, Landlord shall, by written notice to Tenant, elect to (1) terminate this Lease as to the Transfer Space, with a proportionate reduction in Base Rent and Tenant’s Proportionate Share of Operating Costs, effective upon a date not earlier than thirty (30) days nor later than sixty (60) days after Landlord’s notice, or (2) consent to the Sublease or Assignment, or (3) disapprove the Sublease or Assignment; provided, however, that, if Landlord does not make an election under (1) above, Landlord agrees not to unreasonably withhold its consent to the Sublease or Assignment. Landlord’s consent shall not be deemed to have been unreasonably withheld if the proposed sublessee or assignee is a new concern with no previous business history or if the proposed sublessee or assignee intends to use the Premises (x) for executive suites or any other use inconsistent with Section 7 or the operation of a first-class office building or (y) in a manner which would increase the use of, or the possibility of disturbance of, Hazardous Substances on the Property. Landlord’s failure to make such election within fifteen (15) days after Landlord’s receipt of the Transfer Notice shall be deemed to be Landlord’s disapproval of the proposed Sublease or Assignment.

c. Permitted Transfers. If Landlord consents to any Sublease or Assignment as set forth in Section 19.b:

(1) Tenant may thereafter, within ninety (90) days after Landlord’s consent, enter into such Assignment or Sublease, but only with the party and upon the same terms as set forth in the Transfer Notice and Tenant shall promptly send to Landlord a copy of the fully executed Assignment or Sublease;

(2) In the case of a Sublease, Tenant shall pay to Landlord monthly, together with monthly installments of rent hereunder, any sums payable to Tenant in connection with such Sublease in excess of the proportionate amount (on a rentable square footage basis) of Base Rent payable by Tenant under this Lease for the space covered by such Sublease;

(3) In the case of an Assignment, Tenant shall pay to Landlord, as and when received, any transfer or assignment fee, purchase price or other consideration received by Tenant in connection with the Assignment attributable to the value of this Lease;

(4) Any Sublease or Assignment shall be subject to all of the provisions of this Lease, and Landlord’s consent to any Sublease or Assignment shall not be construed as a consent to any terms thereof which conflict with any of the provisions of this Lease except to the extent that Landlord specifically agrees in writing to be bound by such conflicting terms; and

(5) No Transferee shall have the right to exercise any right or option under this Lease to lease additional space, extend the Term, or terminate this Lease.

d. Continuing Liability. Tenant shall not be relieved of any obligation to be performed by Tenant under this Lease, including the obligation to obtain Landlord’s consent to any other Assignment or Sublease, regardless of whether Landlord consented to any Assignment or Sublease. Any Assignment or Sublease that fails to comply with this Section 19 shall be void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease. The acceptance of Base Rent or other sums by Landlord from a proposed Transferee shall not constitute Landlord’s consent to such Assignment or Sublease.

e. Assumption by Transferee. Each Transferee under an Assignment shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent, additional rent and other charges, and for the performance of all other provisions of this Lease. Each Transferee under a Sublease, other than Landlord, shall be subject to this Lease. No Assignment shall be binding on Landlord unless Landlord shall receive a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the Transferee reasonably satisfactory in substance and form to Landlord and consistent with the requirements of this Section 19 but the failure of the Transferee to execute such instrument shall not release the Transferee from its liability as set forth above. Tenant shall reimburse Landlord, within fifteen (15) days after Tenant’s receipt of an invoice, therefor, for any costs that Landlord may incur in connection with any proposed Assignment or Sublease, including Landlord’s reasonable attorneys’ fees and the costs of investigating the acceptability of any proposed Transferee.

f. Default; Waiver. Any Assignment or Sublease in violation of this Section 19 shall be void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease. The acceptance of rent or additional charges by Landlord from a purported assignee or sublessee shall not constitute a waiver by Landlord of the provisions of this Section 19.

g. Change in Control. Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation (other than a sale of the majority of the stock of a publicly traded company in normal open market transactions), or any sale or other transfer of a majority of or a controlling interest in the partnership interests in Tenant, if Tenant is a partnership, or any sale or other transfer of a majority of or a controlling interest in the membership interests in Tenant, if Tenant is a limited liability company, or any sale or other transfer of a majority of the beneficial interests in Tenant or of any controlling interest in Tenant, if Tenant is a trust or other type of entity, shall be an Assignment for purposes of this Section 19. As used in this Section 19, the term “Tenant” shall also mean any entity which has guaranteed Tenant’s obligations under this Lease or any entity which directly or indirectly owns a majority of the voting stock or partnership or limited liability company or other beneficial interest of Tenant, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership or limited liability company or other beneficial interest of said guarantor or majority owner.

20. SUBORDINATION. Tenant agrees that this Lease is and shall be subordinate to any mortgage, deed of trust, ground lease, underlying lease or other prior lien (hereinafter “Prior Lien”) that may heretofore or hereafter be placed upon the Property and the Building, and all renewals, replacements and extensions thereof. If any Prior Lien holder wishes to have this Lease prior to its Prior Lien, then and in such event, upon such Prior Lien holder’s notifying Tenant to that effect, this Lease shall be deemed prior to the Prior Lien. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, provided that such successor in interest recognizes the interest of Tenant under this Lease if no Event of Default under this Lease then exists. Within fifteen (15) days of presentation, Tenant shall execute any documents which any such Prior Lien holder may require to effectuate the provisions of this Section 20. Tenant acknowledges that Landlord has, prior to the date hereof, executed a certain execute an assignment of rents and leases (the “Assignment of Lease”) in favor of the existing holder of a Prior Lien on the Property (“Lender”). Pursuant such Assignment of Lease, Lender is presently entitled to collect and receive all rents to be paid under this Lease directly from Tenant. Tenant agrees to pay all rents and installments of rent as they become due directly to Lender in the manner and at such address as Lender may hereafter direct by written notice to Tenant. Until such notice is given by Lender to Tenant,

Tenant shall pay all rent and installments of rent to Landlord in accordance with the provisions of this Lease.

21. ESTOPPEL CERTIFICATE. Tenant will, upon ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant, substantially in the form of Exhibit D, attached hereto, certifying, among other things, the date of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and selling forth such modifications) and the date to which the Base Rent and additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Tenant no default exists hereunder on the part of Landlord or Tenant or specifying each such default of which Tenant may have knowledge and such other matters as may be reasonably requested by Landlord. The parties agree and intend that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building. Tenant’s failure to timely deliver such a statement shall be deemed to be an acknowledgment by Tenant that this Lease is in full force and effect without modification (except as set forth by Landlord), there are no uncured defaults under this Lease by Landlord and no more than one monthly installment of Base Rent and additional rent and other sums payable hereunder have been paid in advance.

22. SERVICES. Landlord shall maintain the public and common areas of the Property and the Building, such as lobbies, stairs, corridors and restrooms, in good order and condition except for damage occasioned by the acts of Tenant which shall be repaired at Tenant’s sole cost and expense. Landlord shall furnish the Premises with electricity for lighting and operation of low power usage office machines and elevator service at all times during the Term. Landlord shall furnish the Premises with heating or normal office air conditioning between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, and 8:00 a.m. and 1:00 p.m. on Saturdays, except for legal holidays. Air conditioning units and electricity therefor or special air conditioning requirements, such as for any computer centers, and after-hours heating and air conditioning shall be at Tenant’s expense. Landlord shall also provide lighting replacement for Landlord-furnished lighting, toilet room supplies, window washing with reasonable frequency and customary janitorial service. Landlord shall not be liable to Tenant for any loss or damage caused by or resulting from any variation, interruption or failure of said services due to any cause whatsoever; and no temporary interruption or failure of such services incident to the making of repairs, Alterations or improvements due to accident or strike or conditions or events not under Landlord’s control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder. Landlord reserves the right, in its sole and absolute discretion, to determine which telecommunications and media service providers shall have access to the Building. If Tenant wishes to contract with any communications provider other than those currently servicing the Building, such provider must enter into a written agreement with Landlord setting forth the terms and conditions of the access and rights to be granted to such provider. Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) if Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective.

23. SIGNS AND ADVERTISING. Landlord will provide Tenant, at Landlord’s sole cost and expense, with Building standard signage (as such standard is established from time to time by Landlord) on the Building directory in the lobby of the Building. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter (collectively, “Signs”) on the windows, walls and exterior doors or otherwise visible from the exterior of the Premises without first (a) submitting its plans to Landlord and obtaining Landlord’s written approval thereof and (b) obtaining any required approval of any applicable governmental authority. All Signs approved by Landlord shall be professionally designed and constructed in a first-class workmanlike manner. Landlord shall have the right to promulgate from time to time additional reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by any occupant, including Tenant, in the Building, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable. Tenant agrees to abide by such rules, regulations and policies. At the expiration or earlier termination of this Lease, all such signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Tenant upon the Premises, whether on the exterior or interior thereof, shall be removed by Tenant at its own expense, and Tenant shall repair any damage or injury to the Premises, and correct any unsightly condition, caused by the maintenance and removal thereof.

24. PARKING. Subject to the rules and regulations of Austin, Tenant shall be entitled to use the Parking Passes specified in Paragraph 20 of the Basic Lease Information during the Initial Term of the Lease at no cost to Tenant, subject to the rules and regulations applicable to the parking areas, including, without limitation, hours of operation and the prohibition on parking in spaces assigned to persons other than Tenant. To the extent any of the Parking Passes are for reserved spaces. Landlord shall have the right, upon three (3) days written notice, to relocate such Parking Passes to other spaces in the parking areas.

25. RULES AND REGULATIONS. Tenant agrees to observe and be bound by the Rules and Regulations applicable to the Building and the Property, a copy of which is attached hereto as Exhibit E. Landlord reserves the right to amend said Rules and Regulations as Landlord in its judgment may from time to time deem to be necessary or desirable for the safety, care and cleanliness of the Premises, the Building or the Property and the preservation of good order therein, and Tenant agrees to comply therewith. Landlord may make concessions requested by a tenant without granting the same concessions to any other tenant. To the extent the Rules and Regulations conflict with this Lease, this Lease shall control.

26. TIME. Time is of the essence of this Lease.

27. QUIET ENJOYMENT. So long as Tenant pays the rent and performs the covenants and obligations contained in this Lease, Tenant shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this Lease.

28. DEFAULT AND REMEDIES.

a. Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (each an “Event of Default”):

(1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for thirty (30) business days or longer.

(2) The failure by Tenant to make any payment of Base Rent, additional rent, other charges or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Texas law regarding unlawful detainer actions.

(3) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in subsections 28.a(1)

or 28.a(2) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Texas law regarding unlawful detainer actions. If the nature of Tenant’s default (other than a default specified in subsections 28.a(1) or 28.a(2) above) is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, and such completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

(4) Any of the following: (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

b. Remedies. If an Event of Default exists, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies:

(1) The right to terminate Tenant’s right to possession of the Premises and to recover: (i) the worth at the time of the award of all unpaid rent due as of the date of termination; (ii) the worth at the time of the award of all unpaid rent and other charges which would have been payable under the Lease after termination, subject to any obligation Landlord may have under applicable law to mitigate damages; and (iii) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease. As referenced herein, the “worth at the time of the award” shall be calculated using an interest factor equal to the rate specified in the Lease for late payments of rent and, with respect to future rent amounts owed, shall be calculated at present value using an interest rate equal to five percent (5%).

(2) The right to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, additional rent and other charges as they become due, for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(3) The right to enter the Premises and remove therefrom all persons and property (Tenant hereby waiving any claim by reason of such reentry, repossession or removal), store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable Texas law, in which event, Landlord may (but shall have no obligation to, except to the extent required by law) relet the Premises or any part thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord, provided, however, to the extent Landlord is required by law to relet the Premises, Landlord shall not be obligated to relet the Premises in preference to any other space in Building.

(4) The right to take steps necessary or appropriate to have a receiver appointed for Tenant in order to take possession of the Premises and apply any rental collected and exercise all other rights and remedies granted to Landlord.

(5) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(6) If an Event of Default occurs prior to the expiration of the Initial Term, the right to recover the full cost of any improvements to the Premises and any free rent granted by Landlord.

c. Re-entry. If an Event of Default exists, Landlord shall also have the right and is hereby authorized, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises: such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If Landlord re-enters the Premises or terminates this Lease pursuant to the foregoing, Tenant hereby waives all claims for damages that may be caused by such re-entry or termination by Landlord. Neither the re-entry or taking possession of the Premises by Landlord pursuant to this Section 28.c, nor the service by Landlord of any notice pursuant to the forcible entry and detainer statutes of the State of Texas and the surrender of the Premises pursuant to such notice, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

d. Remedies Cumulative: Waiver. All rights, options and remedies of Landlord contained in this Lease or provided by law or in equity shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. No waiver of any default hereunder shall be implied from any acceptance by Landlord of any Base Rent, additional rent or other charges due hereunder or any omission by Landlord to take any action on account of such default, and no express waiver shall affect any default other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

29. TRANSFER OF LANDLORD’S INTEREST. In the event of any transfer or transfers of Landlord’s interest in the Property or the Building, other than a transfer for security purposes only. Tenant agrees that Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee.

30. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Tenant shall reimburse Landlord for all costs incurred in connection with such payment or performance immediately upon demand.

31. IMPROVEMENTS. In the event Tenant shall elect not to exercise the Right of First Refusal hereinafter set forth in Section 43. Landlord shall proceed to construct a demising wall at the location identified in Exhibit F attached hereto to demise the Premises from the remainder of the third (3rd) floor of the Building. The construction of the demising wall shall be constructed in a manner selected by Landlord at its sole discretion (the “Landlord’s Work”). Tenant understands that Landlord’s Work will be performed during Tenant’s occupancy and use of the Premises, and may result in inconvenience to

Tenant, including noise, vibration and displacement from portions of the Premises from time to time. Tenant will fully cooperate with Landlord’s efforts to efficiently and expeditiously complete the Landlord’s Work by, among other things, vacating portions of the Premises from time to time to permit work to proceed, and moving any furniture or personal property within the Premises that is necessary for the completion of the Landlord’s Work. Landlord will make reasonable efforts to minimize the inconvenience and disturbance caused by Landlord’s Work, but is not responsible for business interruption or damage to property which results from Landlord’s Work. Tenant shall also be responsible to pay for additional actual costs incurred by Landlord if Tenant requests or requires that any of the Landlord’s Work be done during other than normal business hours. Tenant shall indemnify, defend and hold Landlord harmless from all losses, liabilities, costs and expenses arising from Landlord’s Work.

32. NOTICES. All notices to the parties under this Lease shall be sent in writing to the following addresses or such addresses as may hereafter be designated by either party in writing:

If to Landlord:	M&S GREAT HILLS PLAZA L.P.
c/o CB Richard Ellis, Inc.
8303 Mopac Expressway, North, Suite B120
Austin, Texas 78759
Attention: Property Manager

With a copy to:	M&S GREAT HILLS PLAZA L.P.
c/o Maier Siebel Baber
One Embarcadero Center, Suite 2050
San Francisco, California 94111
Attention: President and CEO

With a copy to:	M&S GREAT HILLS PLAZA L.P.
c/o Maier Siebel Baber
One Embarcadero Center, Suite 2050
San Francisco, California 94111
Attention: Senior Vice President – Asset Management

If to Tenant:	E2OPEN, INC.
1600 Seaport Boulevard
Redwood City, California 94063
Attention: Chief Financial Officer and Legal Department

Any such notices shall be either sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after timely deposit, postage prepaid in the U.S. Mail: sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after timely deposit with such courier: or personally delivered, in which case notice shall be deemed delivered upon receipt.

33. ATTORNEYS’ FEES. If either party places the enforcement of this Lease or any part hereof, or the collection of any Base Rent, additional rent or other charges due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the non-prevailing (or defaulting) party shall pay the other party’s reasonable attorneys’ fees and court costs, including paralegal fees and any attorneys’ fees and court costs in connection with any appeals and any bankruptcy or insolvency proceedings involving Tenant or this Lease. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder. Tenant shall pay to Landlord its reasonable costs and expenses in such suit, including its reasonable attorneys’ fees. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

34. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term without the express prior written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to the greater of (i) two hundred percent (200%) of then current market rents for the Premises as determined by Landlord in its sole discretion, or (ii) two hundred percent (200%) of the Base Rent, additional rent and other charges in effect upon the date of such expiration (subject to adjustment as provided in Section 5 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease and shall not waive Landlord’s right to bring an unlawful detainer action against Tenant or otherwise remove Tenant from the Premises. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

35. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, but, at Landlord’s sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment of all such subleases or subtenancies.

36. NON-WAIVER. Neither the acceptance of rent nor any other act or omission of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive Landlord of its right to cancel or forfeit this Lease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

37. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee under a mortgage covering the Property or the Building whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Building by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

38. BUILDING PLANNING, If Landlord requires the Premises for use in conjunction with another suite or other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building (which space shall be similar in size to the Premises and shall have similar finishes as the Premises) at Landlord’s sole cost and expense, including providing Tenant with replacement business cards and stationary reflecting such change. The terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space. Landlord confirms that, if Tenant is relocated pursuant to this Section 38. Tenant’s Base Rent and

Tenant’s Proportionate Share (as set forth in Paragraph 14.b of the Basic Lease Information) shall not increase, even if the substituted space has more square footage than the current Premises.

39. CHANGES TO THE PROPERTY. Landlord reserves the right at any time to make changes, alterations, reductions and additions to the Property other than the Premises, including the construction of other buildings or improvements in the Property, the leasing of space to restaurant uses, the building of additional stories on any building, without any liability or responsibility to Tenant. Tenant further acknowledges and agrees that Landlord shall have no liability or responsibility for and Tenant’s obligations shall not be affected by, any excavation or construction on land adjacent to the Building or any change or blocking of light, air or view from the Premises or the Building. Landlord shall have no obligation to inform Tenant of any improvements or activities which may be contemplated near the Building. Landlord will not block ingress and egress to the Premises.

40. LANDLORD’S LIEN. In addition to the statutory Landlord’s lien, Landlord shall have at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent, as well as any and all other sums of money then due or to become due to Landlord hereunder, shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sales the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 32 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 40. Any surplus shall be paid to Tenant or as otherwise required by law; and the Tenant shall pay any deficiencies forthwith. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Texas, and Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the leased Premises which are granted a secured party, as that term is defined under the Uniform Commercial Code, to secure to Landlord payment of all sums due under and the full performance of all Tenant’s covenants under this Lease. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

41. GENERAL PROVISIONS.

a. Entire Agreement. This Lease contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Lease. This Lease supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Premises.

b. Terms and Headings. The words “Landlord” and “Tenant” include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Unless otherwise specified herein, references to a “month” in this Lease during the Term hereof shall mean and refer to a full calendar month, beginning on the first day of such calendar month and ending on the last day thereof, and all prorations to be performed under this Lease shall be based upon the actual number of days in the relevant calendar month.

c. Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective successors in interest and assigns.

d. No Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person, except for Tenant’s Broker (as defined in Paragraph 19 of the Basic Lease Information, who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person, except for Tenant’s Broker or Landlord’s Broker (as defined in Paragraph 18 of the Basic Lease Information) on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Tenant shall be responsible for paying all leasing commissions due Tenant’s Broker in connection with this Lease. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement. Landlord shall be responsible for paying all leasing commissions due Landlord’s Broker in connection with this Lease.

e. Liability of Landlord. Landlord’s obligations and liability to Tenant under this Lease shall be limited solely to Landlord’s interest in the Building, and neither Landlord nor any of the partners in Landlord, nor any officer, director, shareholder or partner of or in Landlord or any partners in Landlord shall have or incur any personal liability whatsoever with respect to this Lease.

f. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

g. Force Majeure. Except as may be otherwise specifically provided herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease not involving the payment of money shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war, terrorism or other strife. Tenant hereby waives and releases its right to terminate this Lease under any law, statute or ordinance now or hereafter in effect.

h. Identification of Tenant. If more than one person executes this Lease as Tenant:

(1) Each of such persons is jointly and severally liable for the performance of all of the terms, covenants and conditions of this Lease, and

(2) The term “Tenant” shall mean each of them jointly and severally. The act or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant.

i. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease. Upon execution and delivery of this Lease by Tenant, this Lease shall be binding upon Tenant as an irrevocable offer to Landlord. If Landlord does not execute and deliver this Lease to Tenant within fifteen (15) days from the date of execution and delivery by Tenant, Tenant may thereafter elect not to go forward with this Lease by delivering written notice to Landlord prior to the date Landlord executes and delivers this Lease to Tenant (in which event Landlord shall thereafter have three (3) business days to execute and deliver this Lease). Subject to the foregoing, this Lease shall not be effective as a lease or otherwise until it is fully executed and delivered by Landlord and Tenant.

j. Modification for Lender. If, in connection with Landlord’s obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing. Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder. In addition, upon request from time to time, Tenant agrees to provide to Landlord, within fifteen (15) days of written request, current financial statements for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any Guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within fifteen (15) days of written request, current financial statements of the Guarantor in a form consistent with the above criteria.

k. Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum hereof without the consent of the other.

l. Applicable Laws. This Lease shall be governed by and construed pursuant to the laws of the State of Texas.

m. Survival of Obligations. All provisions of this Lease which require the payment of money or the delivery of property after the termination of this Lease or require Tenant to indemnify, defend or hold Landlord harmless shall survive the termination of this Lease.

n. Appendices and Riders. The following appendices and riders are attached hereto and by this reference made a part of this Lease:

Exhibit A	Floor Plan of the Premises

Exhibit B	Description of the Real Property

Exhibit C	Intentionally Omitted

Exhibit D	Form of Tenant Estoppel Certificate

Exhibit E	Rules and Regulations

Exhibit F	Demising Plan

Exhibit G	Reserved Area Floor Plan

Exhibit H	Form of Letter of Credit

o. Authority. Each individual executing this Lease represents that it has all requisite power and authority to execute and deliver this Lease on behalf of the entity for which it is signing, and by his or her signature, will bind such party to the terms of this Lease. Tenant shall deliver to Landlord prior to execution of this Lease evidence reasonably satisfactory to Landlord that the persons signing this Lease on behalf of Tenant are duly authorized to bind Tenant to the terms hereof.

p. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

q. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy.

42. WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF ITS TRANSACTION WITH LANDLORD, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH LANDLORD. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 741 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANTS OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

43. RIGHT OF FIRST REFUSAL.

a. Right of First Refusal. During the Initial Term (but not any extensions or renewals thereof), Landlord shall not lease all or any part of the Reserved Area specified in Paragraph 22 of the Basic Lease Information, except as provided in this Section 43. Subject to the current rights of other tenants in the Building, if at any time during the Initial Term Landlord receives from a bona fide third party an offer (or offers to a bona fide third party the right) to lease all or any part of the Reserved Area on terms acceptable to Landlord. Landlord agrees to deliver to Tenant a notice as set forth in this Section 43.a (the “Availability Notice”). Such Availability Notice shall set forth the rental rate and such other terms as are acceptable to Landlord in its sole discretion (consistent with the terms set forth in the offer received from or delivered to such bona fide third party), and shall set forth the portion of the Reserved Area offered to the third party and any additional area in the Building included in such offer (the “Expansion Area”). If Tenant, within five (5) days after receipt of the Availability Notice, indicates in writing its agreement to lease the Expansion Area on the terms and conditions set forth in the Availability Notice, the Expansion Area shall be included within the Premises and leased to Tenant pursuant to the terms and conditions of the Availability Notice and otherwise on the terms and conditions of this Lease.

Accordingly, the Base Rent payable under this Lease shall be increased by the amount of Base Rent attributable to the Expansion Area and Tenant’s proportionate share of Estimated Operating Costs and Actual Operating Costs shall be adjusted to reflect the addition of the Expansion Area. The parties shall promptly execute an amendment to this Lease stating the addition of the Expansion Area to the Premises, the rent adjustments and such other modifications described above. If Tenant does not indicate, within five (5) days after receipt of the Availability Notice, its agreement to lease the Expansion Area, Landlord thereafter shall have the right to lease the Expansion Area to any third party and Tenant shall no longer have any right to the Reserved Area, it being the agreement by the parties hereto that Tenant’s right to the Reserved Area pursuant to the terms of this Section 43 shall be a one-time right only.

b. Terms and Conditions. Tenant’s rights specified in this Section 43 are personal to the named Tenant hereunder and may not be assigned to or exercised by any other person or entity. Tenant’s right to exercise its right of first refusal is subject to no Event of Default then existing under the Lease and Landlord’s reasonable review and approval of Tenant’s current financials upon Tenant’s exercise of its right of first refusal. Tenant may exercise its right of first refusal only if Tenant continues to occupy the entire Premises in accordance with the terms of this Lease. If Tenant fails to timely exercise its rights under this Section 43 in accordance with the terms and conditions set forth herein, such rights shall be of no further force or effect. Time is of the essence in Tenant’s exercise of its rights hereunder.

44. TERMINATION OF EXISTING LEASE; SURRENDER OF SURRENDER SPACE.

a. Termination of Existing Lease. Tenant is currently occupying approximately 3,742 rentable square feet of space in the Building commonly known as Suite 325W (the “Existing Premises”), pursuant to a Office Building Lease dated January 6, 2004 between Landlord and Tenant (the “Existing Lease”). Prior to the Commencement Date, Tenant shall continue to occupy the Existing Premises under each of the terms and conditions of the Existing Lease. Effective as of the Commencement Date of this Lease, the Existing Lease shall terminate for all purposes, except that Tenant shall be responsible for any liabilities or obligations that survive termination of the Existing Lease in according with its terms, including without limitation, payment of Operating Expenses attributable to the Existing Premises.

b. Surrender of the Surrender Space. Tenant shall surrender the Existing Premises to Landlord on the Commencement Date of this Lease, in broom-clean condition, free of all of Tenant’s property and otherwise in the condition required under the terms of the Existing Lease for surrender thereof. If, for any reason, Tenant has not vacated the Surrender Space in the condition set forth herein as of September 19, 2005, Tenant shall be deemed to be a holdover tenant and shall pay Landlord the holdover rent pursuant to the terms of the Existing Lease until the Existing Premises is returned to Landlord in the condition required hereunder.

45. LETTER OF CREDIT. Concurrently with the execution and delivery of this Lease, and together with Tenant’s current unaudited financial statements prepared in accordance with generally accepted accounting principles and certified by Tenant’s CFO or CEO, Tenant shall deliver to Landlord an unconditional, irrevocable standby letter of credit (“LC”) in the original amount of $133,800 (the “LC Stated Amount”). The LC shall be issued by a solvent, nationally recognized bank acceptable to Landlord and shall be in the form attached hereto as Exhibit H. The LC shall be effective from the date of delivery thereof through the date which is one hundred twenty (120) days after the expiration of the Lease Term (the “LC Expiration Date”). Each reissue, renewal or replacement LC shall be in the form attached hereto as Exhibit H, and shall be subject to Landlord’s prior written approval. Tenant shall pay all expenses, points and/or fees incurred after the Commencement Date in obtaining, modifying, renewing or reissuing the LC pursuant to the provisions of this Section 45, including without limitation, any reasonable costs incurred by Landlord in reviewing or exercising its rights under the LC.

a. Failure to Reissue, Renew or Replace. If the bank that issues the LC fails to extend the expiration date thereof through the LC Expiration Date, and/or if Landlord receives a notice of non-renewal from such bank (as described in the LC) or if such bank repudiates the LC or otherwise fails to comply with the provisions of this Section 45, then Tenant shall provide Landlord with a substitute LC. If Tenant fails to provide Landlord with a substitute LC in a form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LC, then (i) such failure shall be deemed an Event of Default hereunder, and (ii) Landlord shall be entitled to draw down the full amount of the LC then available and apply, use and retain the proceeds thereof in accordance with this Section 45.

b. Application of LC and LC Account. If an Event of Default shall occur and be continuing with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, or an Event of Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, or in the event the LC is not renewed or reissued at least thirty (30) days prior to the expiration of the then existing LC. Landlord may, but shall not be required to, draw upon all or any part of the LC and/or LC Account or use, retain or apply all or any part of the proceeds thereof for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation the amounts to which Landlord may become entitled pursuant to the terms of this Lease (whether or not such amounts have been awarded) and any other loss, liability, expense and damages that may accrue upon Tenant’s default or the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and costs and attorneys’ fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder. Any amount of the LC which is drawn upon by Landlord, but not used or applied by Landlord shall be deemed to be funds of Landlord to be held by Landlord in an account (the “LC Account”) as security for the full and faithful performance of each of the terms hereof by Tenant, subject to the use and application set forth below. The use, application, retention or draw of the LC and/or LC Account, or any portion thereof, by Landlord shall not (i) constitute the cure of any default by Tenant or the waiver of such default, (ii) prevent Landlord from exercising any other remedies provided for under this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LC and/or LC Account, or (iii) operate as a limitation on the amount of any recovery to which Landlord may otherwise be entitled. If any portion of the LC and/or LC Account is so drawn upon, or any part of the proceeds thereof is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount equal to the draw upon the LC and/or the amount of the LC Account that was used or applied (so that the combined amount of the remaining sums available to be drawn upon the LC and the LC Account balance equals the LC Stated Amount), and Tenant’s failure to do so shall be an Event of Default under this Lease. The LC Account may be commingled with other funds of Landlord, shall be held in Landlord’s name, and Tenant shall not be entitled to any interest or earnings thereon.

c. Waiver. Landlord and Tenant hereby acknowledge that their entire agreement with respect to the LC and the LC Account is set forth herein and Tenant hereby waives the provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

d. Expiration of LC. Unless an Event of Default has occurred and is continuing under this Lease or an Event of Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, within sixty (60) days following the LC

Expiration Date. Landlord shall return any LC previously delivered by Tenant and any balance remaining in the LC Account after use and application in accordance with this Section 45, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), and Tenant shall have no further obligation to provide the LC.

e. Landlord’s Transfer. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Property and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LC and/or the LC Account to the transferee or mortgagee. Upon such transfer or assignment of the LC and/or LC Account and acceptance of transfer or assumption of the LC and/or LC Account by the transferee or assignee, as the case may be. Landlord shall be deemed released by Tenant from all liability or obligation for the return of the LC and LC Account, as applicable, and Tenant shall look solely to such transferee or mortgagee for the return thereof. If Landlord transfers or assigns the LC and Tenant fails to cause the bank that issued the LC to accept such transfer or assignment, such failure shall be an Event of Default hereunder.

f. Bank Obligation. Tenant acknowledges and agrees that the LC is a separate and independent obligation of the issuing bank to Landlord and that Tenant is not a third party beneficiary of such obligation, and that Landlord’s right to draw upon the LC for the full amount due and owing thereunder shall not be, in any way, restricted, impaired, altered or limited by virtue of any provision of the United States Bankruptcy Code, including without limitation, Section 502(b)(6) thereof.

(REMAINDER OF PAGE INTENTIONALLY BLANK)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:	M&S GREAT HILLS PLAZA L.P.,
a California limited partnership

	By:	Maier Siebel Baber,
Its Advisor

		By:	/s/ Kenneth A. Baber
		Printed Name:	Kenneth A. Baber
		Its:	President & CEO

By:
Printed Name:
Its:

Date: September 09, 2005

TENANT:	E2OPEN, INC.,
a Delaware corporation

	By:	/s/ Matthew MacKenzie
Matthew MacKenzie
Vice President, General Counsel and Secretary

S-1

EXHIBIT A

FLOOR PLAN OF THE PREMISES

A-1

EXHIBIT B

DESCRIPTION OF THE REAL PROPERTY

An 8.087 acre tract of land and being all of Tracts 5 & 6. Great Hills Commercial One, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 77. Pages 161-162, of the Plat Records of Travis County, Texas.

B-1

EXHIBIT C

(Intentionally Omitted)

C-1

EXHIBIT D

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

Tenant:

Premises Address: 9600 Great Hills Trail, Austin, Texas 78759 (the “Property”)

Suite:                                                       Area:              Sq. Ft. (Rentable)

Date of Lease:

Date(s) of Lease Amendment(s):

Commencement Date:

Expiration Date:

Current Base Monthly Rental: $

Base Monthly Rental Increases:

Operating Expense: $

Percentage Share of Operating Expenses and Taxes:	%

Current Monthly Payments of Operating Expenses and Taxes: $

Security Deposit:

Guarantor:

The undersigned, as Tenant under the Lease of the above-referenced premises (“Premises”) executed by                      (“Landlord”), as Landlord, and Tenant on the above-referenced date, does hereby represent, certify and covenant to                      (“Buyer”) (“Lender”), and its assignees, as follows:

1. LEASE. The copy of the Lease, including all addenda and amendments thereto, attached hereto as Exhibit A is a true and correct copy of the Lease which is in full force and effect and which has not been further amended, supplemented or changed by letter agreement or otherwise.

2. COMPLETION OF PREMISES / NO DISPUTES. Tenant has accepted possession of all of the premises, and all conditions to be satisfied by Landlord under the Lease have been satisfied pursuant to the terms of the Lease, including but not limited to, completion of construction of any required improvements to the Premises except those listed below.

3. NO DEFAULTS / CLAIMS. Neither Tenant nor Landlord is in default under any terms of the Lease nor has any event occurred which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease. Tenant has no disputes, claims, counterclaims, defenses or setoffs against Landlord or liens against the Property arising from the Lease. Tenant is not entitled to any concessions, rebate, allowance or free rent for any period after this certification, not is Landlord obligated to construct or install any additional improvements in the Premises except those listed below

4. NO ADVANCE PAYMENTS; SECURITY DEPOSIT. No rent or other amount payable under the Lease has been paid in advance by Tenant except the current month’s rent. Landlord has no obligation to segregate the security deposit (if any) or to pay interest thereon.

5. NO EXTENSION, PURCHASE OR TERMINATION RIGHTS. Tenant has no option and no right of first refusal to purchase the Property or any interest therein and no right to cancel or terminate the Lease or extend the term of the Lease.

6. NO SUBLEASE / ASSIGNMENT. Tenant has not entered in any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises.

7. NO NOTICE. Tenant has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, nor any violation of any federal, state, county or municipal laws, regulations or orders related to the use or condition of the Premises or the Property except those listed below.

8. HAZARDOUS MATERIALS. No Hazardous Material has been used, treated, stored or disposed of on the Premises by Tenant. Tenant does not have any permits or identification numbers issued by the United States Environmental Protection Agency or by any state, county or municipal agencies with respect to its operations on the Premises, except those listed below. For the purposes hereof, the term “Hazardous Material” shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any federal, state, local or administrative agency ordinance or law or any regulation, order, rule or requirement adopted thereunder, as well as any petroleum, petroleum product or by-product, crude oil, natural gas liquids, liquefied natural gas, or synthetic gas usable as fuel, and “source”, “special nuclear” and “by-product” material as defined in the Atomic Energy Act of 1985, 42 U.S.C. § 3011 et seq.

9. NO MODIFICATION OF LEASE. From the date of this Certificate through                     , no modification or amendment to the Lease, forgiveness of payment of rent or other amount due under the Lease, grant of extension or option, or prepayment of rents more than one month in advance may be made except with the written consent of Buyer.

10. RELIANCE; BUYER’S RIGHTS. Tenant recognizes and acknowledges it is making these representations to Buyer with the intent that Buyer or its assignees will rely on Tenant’s representations in connection with Buyer’s acquisition of the Property. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing. As of the effective date of the purchase of the Property by Buyer, Tenant will recognize Buyer as landlord under the Lease. Tenant further acknowledges and agrees that Buyer and its successors and assigns (including any entity holding a Deed of Trust at any time after the date of this Certificate) shall have the right to rely on the information contained in this Certificate.

11. BINDING. The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Buyer.

12. DUE EXECUTION AND AUTHORIZATION. The undersigned, and the person(s) executing this Certificate on behalf of the undersigned, are duly authorized to execute this Certificate on behalf of Tenant and to bind Tenant thereto.

TENANT:

,
a

By:

Printed Name:

Its:

By:

Printed Name:

Its:

EXHIBIT E

RULES AND REGULATIONS

1. Tenant shall have access to the Building and the Premises at all times during the Term, except to the extent otherwise necessary for emergencies, maintenance or repairs, which maintenance and repairs shall be accomplished with as little interference to Tenant as commercially reasonable. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants, provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant’s business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

2. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

3. Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express consent in writing.

4. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof are first approved by Landlord.

5. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any handcarts used at the Property shall have rubber wheels.

6. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant’s expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

8. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord’s direction at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

9. Tenant shall not obtain for use upon the Premises janitor and other similar services, except from Persons approved by Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

10. The toilet rooms, urinals, washbowls and other such apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness in and around the building.

11. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties, without Landlord’s prior written consent.

12. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunchrooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any laws or bother or annoy any other tenant).

13. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises specified in the Lease.

14. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

15. Tenant shall conduct no auction, fire or “going out of business” sale or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.

16. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Property, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

17. Tenant will comply with all municipal, county, state, federal or other governmental laws, statutes, codes, regulations and other requirements, including without limitation, environmental health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

18. Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or-other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the Premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property nor (xv) at any time go upon the roof of the building without prior approval from Landlord.

19. The following Rules shall apply regarding the parking area:

(i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles. Landlord shall set aside a portion of the parking areas near the Building entrance for parking by visitors of the tenants, including Tenant’s visitors.

(ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, law or governmental requirement, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

(iii) The parking areas shall be accessible twenty-four (24) hours a day, provided that access may be controlled by a cardkey system; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas; (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

20. The directory of the building will be provided for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to be placed upon the directory must first be approved by Landlord, and if so approved, a charge will be made therefor.

21. Landlord may waive any one or more of these Rules for the benefit of a particular tenant, but no such waiver by Landlord shall be construed as a waiver of these Rules in favor of any other tenant nor prevent Landlord from thereafter enforcing any such Rules against any or all of the tenants of the building.

22. Tenant assumes any and all responsibility for protecting the premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. Landlord reserves the right to make such other and reasonable rules as in its sole and absolute discretion may from time to time be needed for the safety, care, efficiency, cleanliness, management and operation of the building, and for the preservation of good order therein.

EXHIBIT F

DEMISING PLAN

F-1

EXHIBIT G

RESERVED AREA FLOOR PLAN

G-1

EXHIBIT H

FORM OF LETTER OF CREDIT

Date:                 ,

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

Beneficiary/Landlord	Applicant/Tenant	Issuing Bank

M&S Great Hills Plaza L.P. One Embarcadero Center Suite 2050 San Francisco, CA 94111	E2Open, Inc. 1600 Seaport Blvd. 5th Floor Redwood City, CA 94063	Bridge Bank, N.A. 55 Almaden Blvd, Suite 200 San Jose, CA 95113

Attention: Facsimile No.:	Attention: Facsimile No.:	Attention: International Dept. Facsimile No.: (408) 282-1670

Amount: US $ 133,800

ONE HUNDRED THIRTY THREE THOUSAND EIGHT HUNDRED UNITED STATES DOLLARS

Expiration Date:                     , at our counters in San Jose, CA.

We hereby establish in favor of M&S Great Hills Plaza L.P., a California limited partnership (“Beneficiary”), our Irrevocable Letter of Credit No.                      in the amount of One Hundred Thirty Three Thousand Eight Hundred Dollars ($133,800) for the account of E2Open, Inc. a Delaware Corporation, or its affiliates, successors, assigns or subtenants (“Tenant”). This letter of credit is available by sight payment with ourselves only against presentation at this office of the following documents:

1.	The original of this letter of credit and all amendment(s), if any.

2.	Your sight draft drawn on us in the form attached hereto as Exhibit “A”.

3.	A dated certification purportedly signed by an authorized officer of representative of the Beneficiary followed by his/her printed name and designated title stating the following:

“The undersigned is entitled to make a draw on Letter of Credit No.              in the amount of $             under the provisions of the Lease dated as of August 17, 2005 between M&S Great Hills Plaza L.P. as Landlord and E2Open, Inc. as Tenant with respect to premises in the office building located at 9600 Great Hills Trail, Austin Texas 78759 (the “Lease”) and Beneficiary hereby makes demand upon Bank for payment of US $             per this Letter of Credit and the sum being drawn does not exceed the amount available on the date hereof to be drawn under this Letter of Credit.

Funds in respect of this draw request should be wire transferred to                      bank, routing no.                 , account no.                      for credit to the account of                     .”

This Letter of Credit shall expire on                      but such expiration date shall be automatically extended without notice or amendment for periods of one (1) year on each successive expiration date, unless at least sixty (60) days before any expiration date, we notify you by registered mail or overnight courier service at the above address, that this Letter of Credit is not extended beyond the current expiration date.

This letter of credit shall finally expire on XX. XX, 200X, if it has not previously expired in accordance with the preceding paragraph.

This original letter of credit must accompany any drawings hereunder for endorsement of the drawing amount and will be returned to the Beneficiary, provided, however that the remaining amount available hereunder shall be reduced by the amount of the drawings.

Documents may be submitted in person, by courier, or by mail to our address stated above and received by us during regular business hours on a business day not later than the LC Expiration Date.

Draw requests drawn hereunder must be marked: “Drawn under Bridge Bank, N.A., Standby Letter of Credit Number                      issued                     ,         .”

All banking charges under this letter of credit including wire remittance fee of USD 35.00 are for the account of the Applicant.

This Letter of Credit is transferable in its entirety only up to the then available amount in favor of any transferee without any limit on the number of such transfers upon Bank’s receipt of a transfer request in the form attached as Exhibit “B” signed by the then current Beneficiary. The charge for each transfer shall be paid by the Beneficiary. This Letter of Credit is transferable provided that such transfer to such transferee would be in compliance with then applicable law and regulations, including but not limited to the regulations of the U.S. Department of Treasury and U.S. Department of Commerce. At the time of transfer, the original letter of credit and original amendment (s), if any must be surrendered to us together with the transfer request.

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this letter of credit shall be duly honored upon presentation to Bridge Bank, N.A., if presented on or before the expiration date of this credit.

Except as expressly provided herein to the contrary, this Letter of Credit is subject to the International Standby Practices 1998 (ICC Publication No. 590) or any subsequent revisions thereof; and subject to and in full compliance with the then existing sanctions regulations of the office of foreign assets control, United States Department of Treasury.

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF	US$

US DOLLARS

“DRAWN UNDER BRIDGE BANK, N.A. SAN JOSE, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT

NUMBER:                     , DATED:                     .”

TO:	BRIDGE BANK, N.A.	M&S GREAT HILLS PLAZA L.P.
	55 ALMADEN BLVD	(“BENEFICIARY”)
SUITE 200
SAN JOSE, CA. 95113

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1. DATE	ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2. REF NO	YOUR REFERENCE NUMBER, IF ANY.
3. PAY TO THE ORDER OF:	NAME OF BENEFICIARY
4. US$	AMOUNT OF DRAWING IN NUMERIC FIGURES
5. US DOLLARS	AMOUNT OF DRAWING – IN WORDS.
6. LETTER OF CREDIT NUMBER:	OUR STANDBY LETTER OF CREDIT NUMBER
7. DATED:	ISSUANCE DATE OF STANDBY LETTER OF CREDIT

NOTE: BENEFICIARY MUST ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD ENDORSE A CHECK

EXHIBIT “B”

IRREVOCABLE STANDBY LETTER OF CREDIT NO:

LETTER OF CREDIT DATE:

LETTER OF CREDIT TRANSFER INSTRUCTIONS

BRIDGE BANK, N.A.

55 ALMADEN BLVD

SAN JOSE, CA 95113

ATTENTION:	INTERNATIONAL BANKING GROUP
(408) 556-8375

DATE:

RE:	BRIDGE BANK, N.A. IRREVOCABLE STANDBY LETTER OF CREDIT NO.
DATED:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

(“TRANSFEREE”) ALL RIGHTS OF BENEFICIARY UNDER THE ABOVE LETTER OF CREDIT (“LETTER OF CREDIT”) AND TRANSFEREE SHALL HAVE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING WITHOUT LIMITATION SOLE RIGHTS RELATING TO ANY AMENDMENTS THERETO. WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. IN CONNECTION WITH THE FOREGOING. BENEFICIARY HEREBY IRREVOCABLY AGREES AND INSTRUCTS YOU

(A)	THAT BENEFICIARY DOES NOT RETAIN ANY RIGHT TO REFUSE TO ALLOW YOU TO ADVISE TRANSFEREE OF ANY AMENDMENT TO THE LETTER OF CREDIT,

(B)	THAT ALL FUTURE AMENDMENTS TO THE LETTER OF CREDIT ARE TO BE ADVISED DIRECTLY TO TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO BENEFICIARY, AND

(C)	THAT THERE WILL BE NO SUBSTITUTION OF BENEFICIARY’S DRAFT(S) AND/OR OTHER DOCUMENTS FOR THOSE PRESENTED TO YOU BY TRANSFEREE.

WE ENCLOSE HEREWITH THE ORIGINAL LETTER OF CREDIT (AND ALL ORIGINAL AMENDMENTS THERETO DATED ON OR PRIOR TO THE DATE OF THESE TRANSFER INSTRUCTIONS) AND, TOGETHER WITH TRANSFEREE, REQUEST THAT YOU TRANSFER THE LETTER OF CREDIT TO TRANSFEREE BY REISSUING THE LETTER OF CREDIT IN FAVOR OF THE TRANSFEREE WITH

PROVISIONS CONSISTENT WITH THE LETTER OF CREDIT. BENEFICIARY AND TRANSFEREE AGREE THAT ANY CHARGES ASSESSED BY YOU IN RELATION TO THIS TRANSFER SHALL BE PAID BY BENEFICIARY, UNLESS OTHERWISE PROVIDED IN THE LETTER OF CREDIT, AND THAT THIS TRANSFER SHALL NOT BE EFFECTIVE UNLESS AND UNTIL YOU RECEIVE SUCH PAYMENT.

VERY TRULY YOURS,

(NAME OF BENEFICIARY)

(AUTHORIZED SIGNATURE)

ACKNOWLEDGED AND ACCEPTED THIS DAY OF ,

(NAME OF TRANSFEREE)

(AUTHORIZED SIGNATURE)

AMENDMENT OF LEASE AGREEMENT

This AMENDMENT OF LEASE AGREEMENT (the “Amendment”) is made by and between TPG-GREAT HILLS PLAZA LLC, a Delaware limited liability company (“Landlord”) and E2OPEN, INC., a Delaware corporation (“Tenant”), on September 12, 2008, to be effective as of October 1, 2008.

R E C I T A L S

WHEREAS, effective as of September 2, 2005, M & S GREAT HILLS PLAZA L.P., a California limited partnership (“Prior Landlord”) and Tenant entered into an Office Building Lease (the “Original Lease”) covering approximately 11,684 rentable square feet, being Suite 300E (the “Original Premises”), on the third floor of that certain building located at 9600 Great Hills Trail, Austin, Travis County, Texas, commonly known as Great Hills Plaza (the “Building”), as more fully described in the Original Lease (the Original Lease, as amended by this Amendment, being hereinafter referred to as the “Lease”);

WHEREAS, Landlord is the successor-in-interest to the Prior Landlord’s interest in the Original Lease;

WHEREAS, the Building has been remeasured, and the Original Premises contains 11,845 rentable square feet;

WHEREAS, in addition to the Original Premises, Tenant now desires to occupy adjacent space located on the third floor of the Building containing an additional 2951 rentable square feet (the “Additional Space”);

WHEREAS, the Term of the Original Lease expires on September 30, 2008, and Landlord and Tenant wish to extend the Term;

NOW, THEREFORE, for and in consideration of the premises, agreements, duties, covenants, obligations and other undertakings of each party to the other provided for in this Amendment, Landlord and Tenant agree as follows (all capitalized terms used herein shall have the meaning ascribed to such terms in the Original Lease unless the context clearly indicates a different meaning):

A G R E E M E N T S

1. Premises. From and after October 1, 2008, the Premises shall consist of the Original Premises and the Additional Space. Therefore, Item 6 of the Basic Lease Information in the Lease shall be deleted in its entirety and replaced with the following:

6.

Premises: 14,796 rentable square feet located on the third (3rd) floor of the Building, designated as Suite 300E, as outlined on the floor plan attached hereto as Exhibit “A”. All references in the Lease to Exhibit “A” shall be amended to refer to Exhibit “A” attached to this Amendment.

Tenant shall not be responsible for payment of monthly Base Rent and Tenant’s Proportionate Share of Actual Operating Costs applicable to the Additional Space until Landlord’s Work described in Section 10 of this Amendment is substantially complete.

2. Expiration Date. Item 9 of the Basic Lease Information in the Lease shall be deleted in its entirety and replaced with the following:

9.	Expiration Date: December 31, 2011.

3. Base Rental Rate. The charts in Items 10 and 11 of the Basic Lease Information in the Lease shall be amended to add the following:

Period	Base Rental Rate	Annual Base Rent	Monthly Base Rent
10/0108 – 12/31/08	$-0-	$-0-	$-0-
01/01/09 – 12/31/09	$17.00	$251,532.00	$20,961.00
01/01/10 – 12/31/10	$17.50	$258,930.00	$21,577.50
01/01/11 – 12/31/11	$18.00	$266,328.00	$22,194.00

Notwithstanding the above, as long as Tenant is not in default under the terms of the Lease, Landlord shall abate the Monthly Base Rent and Tenant’s Proportionate Share of Actual Operating Costs for the first three (3) months of the Term (the “Rent Abatement Period”). In the event Tenant has a non-cured default at any time during the Term, all abated base rent shall immediately become due and payable. During the Rent Abatement Period, only the Base Rent and Tenant’s Proportionate Share of Actual Operating Costs shall be abated, and all additional rent and other costs and charges shall remain as due and payable.

4. Tenant’s Operating Expenses. Item 14 of the Basic Lease Information in the Lease shall be deleted in its entirety and replaced with the following:

14.	Tenant’s Proportionate Share: The ratio which the rentable area of the Premises bears to the rentable area of the Building, which is agreed to be 10.63% (14,796/139,252).

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5. Landlord’s Broker. Item 17 of the Basic Lease Information in the Lease shall be replaced with the following:

17.	Landlord’s Broker: Thomas Properties Group, Inc.

6. Tenant’s Broker. Item 18 of the Basic Lease Information in the Lease shall be replaced with the following:

18.	Tenant’s Broker: CB Richard Ellis

7. Parking Passes. Item 19 of the Basic Lease Information in the Lease shall be deleted in its entirety and replaced with the following:

19.	Parking Passes: Fifty-two (52) unreserved parking passes (the “Parking Passes”) for unassigned parking spaces located in the parking lot for the Building.

8. Letter of Credit. Item 23 of the Basic Lease Information in the Lease shall be replaced with the following:

23.	Letter of Credit: $100,000.00, subject to Section 45 of the Lease. Further, so long as Tenant is not in default, on February 1, 2010, the amount of the Letter of Credit shall be reduced by one (1) month of the then current gross rent. In addition, so long as Tenant is not in default on February 1, 2011, the Letter of Credit shall be reduced so that one (1) month of the then current gross rent remains through the expiration of the Lease.

Further, all references in Section 45 of the Lease to “$133,800.00” shall be amended to refer to “$100,000.00”, or such lower amount as provided in Section 23 of the Basic Lease Information.

9. A new section 46 is hereby added to the Original Lease:

46. Renewal Option. Provided that, at the time of Tenant’s exercise of the Renewal Option (as defined herein) and upon the commencement of the Option Term (as defined herein), Tenant occupies at least seventy-five percent (75%) of the Premises, the Lease is in full force and effect and there is no Event of Default under the Lease, Tenant shall have the option (“Renewal Option”) to renew the Lease as follows:

Tenant may, by notifying Landlord of its election in writing not less than twelve (12) months prior to the end of the Renewal Term, renew the Lease for an additional term (“Option Term”) beginning on the date next following the Expiration Date and continuing for five (5) years thereafter. Such renewal shall include the Premises, as

3

well as any other space within the Building then being leased by Tenant as of the date of exercise of the Renewal Option. The renewal of the Lease will be upon the same terms, covenants, and conditions applicable during the prior portion of the Term, as provided in the Lease, except that (a) the Base Rent payable during the Renewal Term shall be an amount equal to the existing “Market Rental Rate” (as defined below) as of the date on which the Option Term commences, (b) the definition of “Term” shall be deemed to include the “Option Term”, (c) no concessions applicable during the prior Lease Term (such as construction allowances, moving allowances or free rent) shall be applicable during the Option Term, and (d) Tenant shall possess no further renewal options. As used herein, the phrase “Market Rental Rate” shall mean the rate of Base Rent, calculated on a triple net basis, being charged for a new lease for comparable space (including all relevant factors such as size, age, location and condition of the premises and improvements in place therein) within buildings (including, but not limited to, the Building) within the Northwest Quadrant of Austin, Texas during the previous six (6) months.

Within thirty (30) days after receipt of Tenant’s renewal notice (and any required supporting information), Landlord shall notify Tenant in writing of the Market Rental Rate. Within fifteen (15) days thereafter, Tenant shall notify Landlord that Tenant either (a) accepts Landlord’s renewal terms, in which event the parties shall promptly enter into an amendment to this Lease incorporating such terms or (b) rejects Landlord’s renewal terms. Failure of Tenant to respond within such fifteen (15) day period shall be deemed a rejection of Landlord’s terms. If Tenant rejects Landlord’s renewal terms, then within ten (10) days of such rejection, Landlord will (i) select a M.A.I. appraiser; (ii) Tenant will select a M.A.I. appraiser; and (iii) the two appraisers so selected shall agree upon a third M.A.I. appraiser (the “Third Appraiser”). Within thirty (30) days after the date the Third Appraiser is appointed: (x) the M.A.I. appraiser selected by Landlord shall submit a recommendation of the Market Rental Rate to the Third Appraiser; (y) the M.A.I. appraiser selected by Tenant shall submit a recommendation of the Market Rental Rate to the Third Appraiser; and (z) the Third Appraiser shall decide between the two recommendations so submitted, and the Market Rental Rate selected by the Third Appraiser shall be binding upon the parties. Each party will pay the cost of its own appraiser and one-half of the cost of the Third Appraiser.

The failure of Tenant to exercise the Renewal Option within the time period set forth herein shall constitute a waiver and termination of such Renewal Option. This Renewal Option is personal to Tenant and is not assignable to any third parties, other than an affiliate of Tenant.

10. Landlord’s Work: Landlord shall provide the Premises in “as-is” condition; provided, however, Landlord, at Landlord’s cost, will install new building standard carpet and paint in the entire Premises. Further, Landlord will construct a building standard multi-tenant corridor as shown on Exhibit “A”. In addition, Landlord will expand the common area restrooms on the second floor east wing. Landlord agrees that in the event, as it relates to the restroom expansion, any existing

4

infrastructure such as supplemental HVAC, millwork, and/or proximity card readers are demolished. Landlord at Landlord’s cost shall relocate such items as also indicated on Exhibit “A” attached hereto.

11. No Further Modification. Except as expressly provided in this Amendment, the terms and provisions of the Lease remain in full force and effect in strict accordance with the provisions stated therein.

EXECUTED effective as of the date first above mentioned.

TPG – GREAT HILLS PLAZA LLC, a
Delaware limited liability company

By:	/s/ Randall Scott

Name:	RANDALL SCOTT

Title:	EXECUTIVE VICE PRESIDENT

“Landlord”

E2OPEN INC., a Delaware corporation

By:	/s/ Peter Maloney

Name:	Peter Maloney

Title:	CFO

“Tenant”

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EXHIBIT “A”

6

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this “Amendment”) is entered into as of February 11, 2011 (the “Effective Date”) by and between TPG—GREAT HILLS PLAZA LLC, a Delaware limited liability company (as successor in interest to M&S GREAT HILLS PLAZA L.P., a California limited partnership) (the “Landlord”), as landlord, and E2OPEN, INC., a Delaware corporation (the “Tenant”), as tenant, with reference to the following facts:

RECITALS

WHEREAS, the predecessor-in-interest to Landlord and Tenant are parties to that certain Great Hills Plaza Office Building Lease dated September 2, 2005, as amended by that certain Amendment of Lease Agreement dated September 12, 2008 (as amended and assigned to Landlord, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 14,796 rentable square feet (the “Premises”) described as Suite No. 300E on the 3rd floor of the building located at 9600 Great Hills Trail, Austin, Travis County, TX 78759 and commonly known as Great Hills Plaza (the “Building”).

WHEREAS, the Initial Term shall expire by its terms on December 31, 2011 and Landlord and Tenant desire to extend the Initial Term as set forth herein, from January 1, 2012 to December 31, 2014, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. Defined Terms and References. The recitals set forth above are herein incorporated by reference and agreed to by Landlord and Tenant. All capitalized terms used herein that are not defined herein but are defined in the Lease shall have the same meanings herein as in the Lease.

2. Extension of Lease Term. The “Initial Term” definition contained in the Section 7 of the Lease is hereby amended to provide that the “Initial Term” is extended for a period (the “Extension Term”) of thirty-six (36) months, commencing on January 1, 2012 (the “Extension Date”) and expiring on December 31, 2014 (the “Expiration Date”). The defined term “Initial Term” shall include the Initial Term as extended by the Extension Term. The definition of “Expiration Date”’ contained in Item 9 of the Basic Lease Information in the Lease is hereby deleted in its entirety and replaced with “December 31, 2014”.

3. Base Rental for the Extension Term.

(a) The charts in Items 10 and 11 of the Basic Lease Information are hereby amended to provide that during the Extension Term, Base Rental under the Lease for the Premises shall be as follows:

Time period	Annual rate per square foot of Rentable Area	Square feet	Monthly amount of Base Rental
01/01/2012 through 12/31/2012	$13.00	14,796	$16,029, subject to the Section 3(b) of this Amendment
01/01/2013 through 12/31/2013	$13.50	14,796	$16,645.50
01/01/2014 through 12/31/2014	$14.00	14,796	$17,262.00

(b) Notwithstanding anything in the above Section 3(a) to the contrary, provided Tenant is not in default under the terms of the Lease, monthly Base Rent (i.e., $16,029.00) and Tenant’s Proportionate Share of Actual Operating Costs shall be abated for the first four (4) months of the Extension Term (the “Rent Abatement Period”); provided, however, all other payments required to be paid by Tenant to Landlord pursuant to the Lease shall remain due and payable during the Rent Abatement Period. If a default occurs at any time during the Extension Term, all abated payments of Base Rent and Tenant's Proportionate Share of Actual Operating Costs shall immediately become due and payable to Landlord.

4. Operating Costs.

(a) Section 5(e)(5) to the Lease is hereby amended by deleting the number “ninety-five percent (95%)” and replacing such number with “one-hundred percent (100%)”.

(b) Section 5(e)(6) to the Lease is hereby amended by adding the following language as final sentence of such Section 5(e)(6):

“Without limiting the generality of the foregoing and notwithstanding anything contained in this Lease to the contrary, Property Taxes shall expressly include the tax (sometimes referred to as business, margin or franchise tax) enacted by House Bill 3 as passed during the 3rd called session of the Texas Legislature in 2006, which has been codified in Chapter 171, Texas Tax Code, and any supplements, replacements, additions or other modifications thereto as applied to the Building.”

5. Parking. Item 19 of the Basic Lease Information is hereby amended in its entirety to provide that Tenant shall be provided, on a non-reserved basis, 3.5 Parking Passes for each 1,000 square feet of net rentable area of the Premises, all on the surface parking lot at the Property. There will be no charge for parking for the Extension Term. An additional 0.5 parking spaces for each 1,000 square feet of net rentable area of the Premises is available at the church parking lot adjacent to the Property.

6. Renewal Option. Section 46 to the Lease is hereby amended to replace “five (5) years” with “three (3) years” in the tenth line of Section 46.

7. Right of First Refusal. Section 43 of the Lease is hereby amended to add the word “business” between “five” and “days” on the eleventh and twentieth lines of Section 43. Notwithstanding the inapplicability of the Right of First Refusal during any extension of the Lease set forth in Section 43 of the Lease, the Right of First Refusal shall be applicable during the Extension Term (but not any additional extensions of the Term, renewals thereof or the Option Term).

8. Holdover. Section 34 to the Lease is hereby deleted and of no further force and effect and replaced in its entirety with the following:

“Section 34. Holdover. If Tenant fails to vacate the Premises at the expiration or earlier termination of the Term, then Tenant shall be a Tenant at sufferance as to such space and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Base Rent and all other charges payable under the Lease, holdover rent (on a per diem basis) for the Premises equal to 150% of each of the Base Rent and Tenant’s Proportionate Share of Actual Operating Costs payable during the last month of the Term and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant arid/or collect damages in connection with such holding over. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord, its mortgagee, whether now or hereafter existing, Landlord’s property manager, and their respective members, managers, partners, officers, directors, agents and employees harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding lessees founded on such failure to surrender, and any lost profits to Landlord resulting therefrom.”

9. Letter of Credit. Item 23 of the Basic Lease Information is hereby deleted and of no further force and effect and replaced in its entirety with the following:

“23. Letter of Credit. $78,442.50, subject to Section 45 of the Lease. Further, so long as Tenant is not in default on February 1, 2011, the Letter of Credit shall be reduced by one(1) month of the then current gross rent ($22,194.00) to a new balance of $56,248.50, and then on February 1, 2012 the Letter of Credit shall be further reduced to be equal to the one month’s of the then current gross rent, which will remain through the expiration of the Lease." Further, all references in Section 45 of the Lease to “$133,800.00” shall be amended to refer to “$78,442.50”, or such lower amount as provided in Section 23 of the Basic Lease Information.”

10. Allowances; AS-IS.

(a) Tenant Improvement Allowance. Provided no default exists under the Lease, Landlord shall, as of January 1, 2011 make available to Tenant up to $81,378.00 (the “Tenant Improvement Allowance”) (calculated as $5.50 per each of the 14,796 square feet of net rentable area of the Premises) to be used for physical improvements to the Premises (the “Tenant Improvements”), and space planning, architectural and engineering expenses related to the Tenant Improvements, and purchase, installation and construction of Tenant Improvements which constitute permanent improvements to the Premises and to be disbursed in accordance with the terms and conditions of the Lease or against Base Rent and Operating Costs as set forth below. The construction of all Tenant Improvements shall be subject to the provisions of Section 9 of the Lease. Tenant shall pay Landlord a construction supervision fee equal to five percent (5%) of the cost of all Tenant Improvements constructed pursuant to this Section. The Tenant Improvement Allowance must be used, if at all, between January 1, 2011 and December 31, 2011. Alternatively, Tenant may elect, upon written notice to Landlord, to offset the Tenant Improvement Allowance against Base Rent and Tenant’s Proportionate Share of Actual Operating Costs payable under the Lease between January 1, 2011 and December 31, 2011.

(b) As a condition for disbursement for any portion of the Tenant Improvement Allowance, Tenant shall prepare and submit to Landlord a statement showing in reasonable detail amounts expended or incurred by Tenant with respect to Tenant Improvements approved by Landlord and constructed by Tenant. Each such statement shall be accompanied by the following: (i) proof of payment in the form of canceled checks or electronic payment advices; (ii) partial lien releases from any person or entity that has provided supplies or services to the Premises (Tenant acknowledging that blanket lien waivers from the general contractor will not be sufficient); (iii) certificates in forms satisfactory to Landlord from Tenant’s general contractor and Tenant’s architect that the Tenant Improvements for which disbursements are being requested have been completed in a good and workmanlike manner, in accordance with the plans therefore approved by Landlord and in accordance with applicable laws; and (iv) a certification from Tenant that all sales taxes applicable to the Tenant Improvements have been paid, and that all labor and material for which payment is sought have been furnished and are satisfactory to Tenant.

(c) Within thirty (30) days after submission by Tenant of each such statement and such supporting materials as required by Section 10(b) above, Landlord shall reimburse Tenant, or, at Landlord’s option, to the order of the general contractor that performs the construction of the Tenant Improvements, for the expenses covered by Tenant’s statement, up to the amount of the Tenant Improvement Allowance, subject to a ten percent (10%) retainage as to any phase of Tenant Improvements constructed by Tenant. Any payments to Tenant’s general contractor shall be for the account of Tenant and shall not create any contractual relationship between Landlord and the general contractor, or in any way obligate Landlord to the general contractor. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall be entitled to the Tenant Improvement Allowance in accordance with the terms hereof, but each individual disbursement of the Tenant Improvement Allowance shall be disbursed in the proportion that the Tenant Improvement Allowance bears to the total cost of the Tenant Improvements, less the 10% retainage. Landlord shall release the final disbursement of any retainage withheld with respect to any phase of Tenant Improvements upon receipt of all of the following: (i) an all bills paid affidavit along with invoices and proof of payment for those invoices (i.e., cancelled checks or electronic payment advices); (ii) final lien releases in form satisfactory to

Landlord from the general contractor, all subcontractors and any other parties that provided labor and/or materials in connection with the construction of such phase of the Tenant Improvements (Tenant acknowledging that blanket lien waivers from the general contractor will not be sufficient); (iii) certificates in form satisfactory to Landlord from Tenant’s general contractor and Tenant’s architect that all of such phase of the Tenant Improvements have been completed in a good and workmanlike manner, in accordance with the plans approved therefore by Landlord and in accordance with applicable laws; (iv) a certification from Tenant that all sales taxes applicable to all Tenant Improvements in such phase have been paid, and that all labor and material for the phase of the Tenant Improvements have been furnished and are satisfactory to Tenant; and (v) as-built plans, if any, of the Tenant Improvements. In no event shall Landlord be required to disburse the Tenant Improvement Allowance more than one time per month.

(d) AS-IS. TENANT AGREES THAT IT IS NOT RELYING ON ANY WARRANTY OR REPRESENTATION MADE BY LANDLORD, LANDLORD’S AGENTS, OR ANY BROKER CONCERNING THE USE OR CONDITION OF THE PREMISES OR THE PROJECT. TENANT ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PREMISES AND THAT IT ACCEPTS THE PREMISES IN THEIR PRESENT “AS-IS, WHERE IS” PHYSICAL CONDITION, WITHOUT ANY OBLIGATION BY LANDLORD TO PAINT, REDECORATE, OR PERFORM ANY OTHER WORK IN, ON OR ABOUT THE PREMISES AT ANY TIME, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AMENDMENT. LANDLORD, ANY AGENT OF LANDLORD AND ANY BROKER HAVE NOT MADE, AND WILL NOT MAKE, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY OTHER PORTION OF THE PROJECT. LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR MERCHANTABILITY.

11. Monument Sign. Provided no Event of Default is then continuing under this Lease and Tenant then occupies One Hundred percent (100%) of the rentable area of the Premises, Tenant shall have the right, at Tenant’s sole cost and expense, to use a panel on the Building’s multi-tenant monument sign for the installation, repair, maintenance and removal of name signage. All costs for design, installation, modification and removal shall be at Tenant’s sole cost and expense. The design, specifications and location of such signage shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant’s right to use a panel on the Building’s monument sign is personal to Tenant and cannot be transferred to any assignee or sublessee of Tenant. In the event Tenant subleases any of the Premises, Tenant’s right to use the monument sign shall terminate and Tenant, at its sole cost and expense, must remove its signage from the monument sign and restore it to the condition it existed prior to Tenant’s installation thereon.

12. Card Keys and Suite Keys. Tenant acknowledges that it has been provided fifteen (15) card keys and fifteen (15) suite keys at no charge. Any additional or replacement card keys or suite keys will incur a fee. Currently card keys are $20.00 each and suite keys are $3.00 each, which amounts are subject to change by Landlord from time to time.

13. Subordination of Landlord’s Lien. Landlord agrees to, upon request from Tenant, to subordinate its Landlord’s Lien set forth in Section 40 of the Lease in Tenant’s furniture, fixtures, equipment, inventory and other personal property to the lien and security interest which is granted by Tenant to a third-party equipment financier that provides purchase money financing to Tenant for the purchase of said furniture, fixtures, equipment, inventory and other personal property; provided, however, that any such subordination shall only be effective as long as (i) such third party enters into a subordination agreement with Landlord on terms acceptable to Landlord; (ii) Landlord shall not be required to incur any costs in connection with its obligations under such subordination agreement; and (iii) Tenant reimburses Landlord for its out of pocket costs to negotiate such subordination agreement, including, but not limited to, reasonable attorneys’ fees.

14. Broker. Landlord and Tenant represent and warrant to each other that they have not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than CB Richard Ellis, Inc. (“Tenant’s Broker”). Landlord and Tenant shall indemnify, defend and hold harmless each other, from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Landlord or Tenant, as the case may be, in connection with this Amendment. Landlord shall pay Tenant’s Broker a commission in connection with this Amendment pursuant to the terms and conditions of a separate written commission agreement by and between Landlord and Tenant’s Broker.

15. No Claims. As of the date hereof, Tenant has no pending claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease or arising out of any document, writing or instrument executed in connection therewith or herewith. Tenant is not aware of any default by Landlord under any of the terms or provisions of the Lease.

16. Entire Agreement. This Amendment supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Amendment. The Lease and this Amendment constitute the entire agreement of the parties with respect to the subject matter of the Lease and this Amendment. There are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Amendment or the Lease. It is likewise agreed that the Lease and this Amendment may not be altered, amended, modified or extended except by an instrument in writing signed by both Landlord and Tenant.

17. Authority. The person executing this Amendment on behalf of Tenant represents unto Landlord that: (a) Tenant is a duly organized and validly existing Texas sole proprietorship in good standing under the laws of the State of Texas, (b) Tenant has the full right and authority to execute, deliver and perform this Amendment; (c) the person executing this Amendment on behalf of Tenant is authorized to do so; (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Amendment on behalf of Tenant; and (e) this Amendment, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement of both parties, enforceable against Landlord and Tenant in accordance with its terms.

18. Status of Lease. The Lease, as amended by this Amendment, is in full force and effect and is binding upon and enforceable by Landlord and Tenant in accordance with its terms. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions in this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

[Signature Page Follows]

EXECUTED effective as of the Effective Date.

TENANT:

E2OPEN, INC.,
A Delaware corporation

By:	/s/ Peter Maloney
Name:	Peter Maloney
Title:	CFO

LANDLORD:

TPG-GREAT HILLS PLAZA LLC,
A Delaware limited liability company

By:	/s/ Randall L. Scott
Name:	Randall L. Scott
Title:	Authorized Signatory